                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM SB-2/A
                                 Amendment No. 5

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 BIDBAY.COM, INC.
                 (Name of small business issuer in its charter)

NEVADA                                               95-4814876
------                                               ----------
(State or jurisdiction of                            (I.R.S. Employer
incorporation or organization)                       Identification No.)

  7209 Foothill Blvd, Tujunga, California, 91042; Telephone (818) 951-5755
  ------------------------------------------------------------------------
        (Address and telephone number of principal executive offices)

    7209 Foothill Blvd, Tujunga, California, 91042; Telephone (818) 951-5755
    ------------------------------------------------------------------------
                   (Address of principal place of business or
                      intended principal place of business)

          Lucille K. Marley, 2920 S. National, Pahrump, Nevada 89048;
          -----------------------------------------------------------
           (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering.                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering.                                          |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box.                                                  |__|

                     CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
TITLE OF EACH                     PROPOSED     PROPOSED
CLASS OF                          MAXIMUM      MAXIMUM
SECURITIES                        OFFERING     AGGREGATE     AMOUNT OF
TO BE            AMOUNT TO BE     PRICE PER    OFFERING      REGISTRATION
REGISTERED       REGISTERED       UNIT (1)     PRICE (2)     FEE (2)
----------------------------------------------------------------------------
Common Stock     6,000,000 shares $10.00       $60,000,000   $15,000.00
Common Stock       234,000 shares $10.00(1)    $ 2,340,000(2)$ 1,500.00
Total                                                        $16,500.00
----------------------------------------------------------------------------
(1) Selling shareholder's stock registration fee was based on a bona fide estimate of the maximum offering price pursuant to Rule 457(a) of Regulation C.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                         COPIES OF COMMUNICATIONS TO:
                             Michael A. Cane, Esq.
                        2300 W. Sahara Blvd., Suite 500
                              Las Vegas, NV 89102
                                (702) 312-6255

                              P R O S P E C T U S

                                 BIDBAY.COM, INC.

  Offering of 6,000,000 common shares of BidBay.com, Inc. at $10.00 per share Offering of 234,000 separate shares of common stock by selling shareholders

                              ______________________

          The securities offered are not listed on any national securities exchange or the Nasdaq Stock Market

              Investing in BidBay.com, Inc. involves significant risks.
            Investors need to read the "Risk Factors" beginning on page 3
                              ______________________

            The shares offered by BidBay.com, Inc. will be offered by the officers and directors of BidBay.com, Inc. on a best efforts basis. BidBay.com, Inc. will not pay any commission on the sale of any shares.

                                    Per Share           Total
                                    ---------           -----
Public Offering Price .................$10.00           $60,000,000
Estimated Selling Discounts and
 Commission - only if brokers
 are used .............................$1.50            $ 9,000,000
Estimated Proceeds to BidBay.com ......$8.50            $51,000,000

BidBay.com will receive no part of the proceeds from the sale of the 234,000 separate shares.

There is no minimum offering amount. Offering proceeds will not be placed in escrow. Upon receipt, offering proceeds will be deposited into the operating account of BidBay.com and used to conduct the business affairs of BidBay.com. The offering will terminate nine months after the effective date of this prospectus unless extended for an additional 30 days by the board of directors.

BidBay.com is recently formed and is a development stage company. After building the user base of its Internet site, it has now commenced charging fees for certain of its services. However, revenues to date are minimal when compared to the accumulated deficit of BidBay.com which totals $7,488,994 since inception.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.


                  The Date of this prospectus is

                       TABLE OF CONTENTS

                                                                PAGE
                                                                ----

Prospectus Summary ...............................................3
Risk Factors......................................................4
Use of Proceeds...................................................7
Determination of Offering Price...................................8
Dilution.......................... ...............................8
Selling Shareholders..............................................9
Plan of Distribution.............................................10
Legal Matters....................................................12
Directors, Executive Officers, Promoters and Control Persons ....14
Principal Shareholders...........................................15
Description of Securities........................................16
Interest of Named Experts and Counsel............................17
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities.......................................18
Description of Business..........................................18
Management's Discussion and Analysis or Plan of Operations ......24
Management's Discussion and Analysis of Financial Condition &
Results of Operation.............................................25
Description of Property..........................................26
Certain Relationships and Related Transactions...................27
Possible Violation of Securities Laws............................29
Market for Common Equity and Related Stockholder Matters ........31
Executive Compensation...........................................32
Financial Statements.............................................32
Changes in and Disagreements with Accountants....................34
Legal Opinion....................................................34
Experts..........................................................34
Where You Can Find Additional Information........................34

                      PROSPECTUS SUMMARY


BidBay.com

BidBay.com owns and operates an Internet auction site. Incorporated in December, 1999, its site became operational in January, 2000. Its user base has grown to over 5 million registered members who may either buy or sell personal property in an auction format at the site. BidBay.com was featured with eight other standard auction sites in the May, 2001 issue of "Consumer Reports". The sites were evaluated in four areas. Consumer Reports rated BidBay.com fair in the area of privacy, good in the areas of design and navigation and very good in the
area of content.   Since January 15, 2000, over 8,400,000
auctions have been initiated on our site. We do not know how many auctions were completed resulting in a sale of goods. BidBay.com currently hosts over 100,000 auctions at any given time.

Through June 30, 2001, BidBay.com accumulated a deficit of $8,032,564. Management believes it can sustain current operations, without creating new growth, on revenues of $100,000 per month. Generating only negligible revenues through the first 8 months of operations, BidBay.com began promoting advertising at its site for third party advertisers in September, 2000 and generated revenues of over $200,000 by the end of 2000. BidBay.com has averaged $100,000 in advertising revenue per month for the first three months of 2001. BidBay.com began charging auction listing fees on May 10, 2001. We have grand fathered most auctions against the payment of fees until August 31, 2001. Revenues from listing fees will be minimal until that time.

Management believes BidBay.com needs $5,000,000 in equity capital from this offering to maintain operating systems compatible within the industry and to continue to grow. Equity capital of $5,000,000 would give BidBay.com an advertising budget of approximately $900,000 over the next year. It the total offering is sold, BidBay.com would have an advertising budget of approximately $18,000,000 which management believes would allow BidBay.com to grow its member base by approximately 3,600,000 over three years giving us a total of approximately 8,600,000 members. Even then we will yet desire additional substantial growth as we project the need for 25,000,000 members to achieve significant revenues.

BidBay.com's principal executive offices are located at 7209
Foothill Blvd., Tujunga, California, 91042. Our telephone number is (818) 951-5755 and our facsimile number is (818) 951-4369.

The Offering

Securities Offered              6,000,000 shares of BidBay.com common stock
                                at $10.00 per share.  234,000  separate
                                shares may also be sold from time to time by selling security holders at prevailing prices or prices negotiated by them.

Use of Proceeds                 Net proceeds from this offering will be used
                                to maintain and upgrade our web site and provide working capital for our business operations. The balance of the proceeds will be used to aggressively market our web site and grow our user base. We will not receive any benefits from the proceeds from the sale of the separate shares.

This offering
will expire                     This offering will close whenever all of the
                                shares are sold, or nine months after the effective date of this prospectus, whichever is sooner.

                         RISK FACTORS

Since there is no minimum offering amount, the first investors in the offering are at greater risk in the event sufficient funds are not raised in the offering to fund our continued growth.

BidBay.com is dependant upon the proceeds of this offering to continue to implement its business plan which calls for dynamic growth. There is no minimum offering amount assigned to this offering. Accordingly, upon acceptance of offering subscriptions, the proceeds of such subscriptions are immediately transferred into the operating account of BidBay.com and used to conduct the business affairs of BidBay.com. In the event BidBay.com is not successful in raising sufficient capital in this or other offerings to continue its business development, it is likely that subscribers that have invested will lose their investments.

Purchasers may not be able to sell their shares for what they paid since the share offering price was arbitrarily determined.

We have funded the start-up of our business through the sale of equity capital. We have recently sold capital stock for $2.50 per share. The price of the shares in this offering was arbitrarily set at $10.00 per share. The price was based in part on our observations of the market performance of the stocks of other companies in or industry. At the present time there is no market for our common stock. Even if a market develops, there can be no assurance that the stock will trade at levels that will enable a purchaser to recover his or her investment.

If we are not able to list our stock on an exchange, it is unlikely purchasers will be able to liquidate their investments.

There is no market for our common shares. Management intends to obtain a trading symbol on the OTC Bulletin Board and eventually on the NASDAQ stock market. There can be no assurance that we will be able to do so. If we are not able to obtain a listing on the OTC Bulleting Board or on an exchange, we will not be able to develop a market for the stock. In this event, it would be very difficult for purchasers to liquidate there investments.

We have limited operating history which makes it more likely our business will fail and shareholders will lose their investments.

BidBay.com was organized on December 21, 1999. We have only a limited operating history on which you can base an evaluation of our business and prospects. As an online commerce company still relatively early in our development, we face substantial risks, uncertainties, expenses and difficulties. Many online auction sites have not succeeded in building their user base and converting to a revenue generating format in time to become economically viable. Instead, they have closed their web site when their seed capital was gone. BidBay.com will have to succeed where many have failed if they are to become an economically viable Internet auction site.

Unless we obtain additional financing we will not be able to carry out our business plan.

We had cash in the amount of $48,351 at June 30, 2001. Our business plan calls for significant expenses to support the continued growth of our online auction site and related marketing expenses. We will require additional financing in order to implement our full business plan and to sustain our business growth.

The Independent Auditor's Report to BidBay.com's audited financial statements for the period ended December 31, 2000 indicate that there are a number of factors that raise substantial doubt about the ability of BidBay.com to continue as a going concern. Such factors identified in Note 2 are:
BidBay.com was only recently formed, has incurred losses since its inception, has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations. BidBay.com will not be able to expand its operations as planned without obtaining additional financing in the near future. Even though current revenues may be sufficient to maintain our current site and maintain current levels of operations, we must anticipate the need to constantly assimilate new technologies and gain market share in light of our competition. It is possible that our business revenues will increase at a sufficient rate to fund all needed growth. Otherwise, we believe we will need $5,000,000 in equity capital financing to fund needed growth over the next 12 months. If this financing is not available or obtainable, investors may lose a substantial portion or all of their investment. There can be no assurance that additional financing, when necessary, will be available to BidBay.com on acceptable terms, or at all.

If we are not successful in managing our growth our business will suffer.

We currently are experiencing a period of expansion in our business, and we anticipate that further expansion will be required to address potential growth in our customer base and number of listings, and our expansion into new geographic areas, types of goods and alternative methods of sale. This expansion has placed, and we expect it will continue to place, a significant strain on our management, operational and financial resources. If we are not successful in managing our growth, we will not achieve the success we envision for our business.

If we lose our key personnel our business will suffer.

Our future performance will be substantially dependent on the continued services of our senior management and other key personnel. Our future performance also will depend on our ability to retain and motivate our other officers and key employees. The loss of the services of any of our executive officers or other key employees could harm our business. We do not carry "keyperson" life or long term disability insurance to protect against this risk.

Because Mr. Tannous will own 47% of our outstanding capital stock following the offering, future corporate decisions will be controlled by him and purchasers must rely on his decisions.

After this offering, Mr. George Tannous will own or control 27,599,400 shares or 47% of the issued and outstanding capital shares of BidBay.com. Accordingly, he will have the substantial control necessary to determine the outcome of all corporate transactions or other matters, including the power to elect all of the directors. The interests of Mr. Tannous may differ from the interests of the other stockholders. This concentration of ownership may have the effect of delaying, deferring or preventing an acquisition of BidBay.com and may adversely affect the market price of our common stock. Mr. Tannous paid considerably less for his shares than the amount to be paid by investors who purchase in this offering.

Our business may be harmed by our users using our web site in an illegal or fraudulent manner.

The law relating to the liability of providers of online services for the activities of their users on their service is currently unsettled. We are aware that certain goods, such as firearms, other weapons, adult material, tobacco products, alcohol and other goods that may be subject to regulation by local, state or federal authorities, could potentially be listed and traded on our service. Items might also be listed of which the seller is not the rightful owner or a seller may attempt to consummate a sale in a fraudulent manner. We may be unable to prevent the sale of unlawful goods, or the sale of goods in an unlawful manner, by users of our service, and we may be subject to allegations of civil or criminal liability for unlawful activities carried out by users through our service.

If shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 234,000 shares of our common stock through this prospectus. Other shareholders also own stock they may decide to sell. Shareholders are not restricted
in the price they may charge for their stock.   Our common stock
is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading may cause that
market price to decline.   Moreover, an offer or sale of large
numbers of shares at any price may cause the market price to fall.

BidBay.com may have violated securities laws which could subject
BidBay.com to civil remedies that could result in a harmful diversion of our business resources.

BidBay.com has conducted offerings totaling approximately $5,600,000. Even though management believes the offerings were conducted property, it is possible investors in those offerings could seek to return their stock for cash. If any shareholders were successful in this effort, it could have a material adverse affect on the financial resources of BidBay.com.

Because investors experience almost total and immediate dilution of their investments, if BidBay.com does not achieve profitability, the investors are almost certain to lose their investments.

 When compared to net tangible book value, an investor will experience immediate dilution of approximately 92% on his investment if all of the offering is sold. If only 10% of the offering is sold, the investor will experience dilution of over 99%. Accordingly, any investor is relying on the probability that BidBay.com will become profitable if he is to not lose his investment and is to realize a return on his investment. If BidBay.com does not become profitable and sustain its profitability over an extended period of time, it is likely that any investor in this offering will lose his investment.

                         USE OF PROCEEDS

The net proceeds from the placement of the stock will be used to further develop and operate the Internet web site and market the sale of its services. BidBay.com will have the discretion to reallocate the proceeds of this offering among the various categories described in this offering.

Should we raise less than the full offering, we intend to scale down our budget accordingly. The table below demonstrates our estimated use of proceeds if 50% of the offering is sold and if 10% of the offering is sold.

We will not receive any proceeds from the sale of shares offered by the selling security holders. We will receive up to $51,000,000, which figure is net of a 15% commission if a broker-dealer is used to sell the offering and if all of the 6,000,000 common shares offered by us on a "best efforts" basis at $10.00 per share are purchased. If we sell less than 6,000,000 common shares, the net proceeds will be adjusted accordingly. We intend to use any proceeds from such sale for the approximated expenses set forth below:

Assuming the following
percentage are sold:                  100%           50%              10%

Sales & Marketing Expense

Advertising                   $18,000,000         $11,750,000      $900,000
Literature                      1,000,000           1,000,000       100,000
Promotions                      2,000,000           2,000,000       350,000
Sales Staff                       500,000             500,000       100,000
Support Staff                     500,000             500,000       100,000
Trade Shows                     1,000,000           1,000,000       100,000
Travel                            250,000             250,000        50,000
                             ------------         -----------     ---------
  Total Sales & Marketing     $23,250,000         $17,000,000    $1,700,000

General & Administrative Expenses

Accounting Services           $   150,000         $   150,000    $  150,000
Customer Support                1,000,000           1,000,000       400,000
Hosting Fees                      160,000             160,000       160,000
Legal Services                     50,000              50,000        50,000
Management Salaries               800,000             800,000       400,000
Office Rent                        75,000              75,000        75,000
Office Supplies                    24,000              24,000        24,000
Payroll Tax                       180,000             180,000       180,000
Phone                              36,000              36,000        36,000
                             ------------         -----------     ----------
   Total G & A Expense        $ 2,475,000         $ 2,475,000    $1,475,000

Research & Development Expenses

Application Development       $   250,000         $   175,000    $   175,000
Hardware & Equipment            2,500,000           1,525,000      1,525,000
                             ------------         -----------     ---------
  Total R & D Expense          $2,750,000         $ 1,700,000    $ 1,700,000

Offering Costs
Accounting                   $     38,000         $    38,000    $    38,000
Attorney fees                      50,000              50,000         50,000
Printing Expense                    5,000               5,000          5,000
Standard & Poors Application        5,000               5,000          5,000
SEC registration                   16,500              16,500         16,500
Transfer Agent                      2,000               2,000          2,000
  Total Registration/Filing
   fees                      $    116,500          $   116,500    $  116,500

Working Capital              $ 22,408,500          $  4,206,500   $  108,500
                              ------------         -----------     ---------
  Total Net Proceeds         $ 51,000,000          $ 25,500,000   $5,100,000



                  DETERMINATION OF OFFERING PRICE


Prior to this offering there has been no market for the common stock of BidBay.com. We have recently sold shares in a private offering for the purchase price of $2.50 per
share.   The private offering price of restricted stock,
however, was not used in determining the offering price in this offering. Rather, in determining the common share offering price for this public offering, the board of directors studied the stock trading levels of Internet companies similar to ours. It compared our user base to theirs and used that comparison to estimate a share price pro rata to theirs.

Our share offering price bears no relationship to BidBay.com's assets, net worth, or earnings. From that perspective the offering price is an arbitrary price as set by the board of directors.

                         DILUTION

An investment in this offering will undergo immediate dilution when compared with the net tangible assets of BidBay.com. The following table illustrates the per share dilution in net tangible book value to new investors if 100% of the entire offering is sold, if 50% of the offering is sold and if 10% of the offering is sold. All calculations are based on 52,487,591 capital shares outstanding at June 30, 2001.

Percent of offering sold            100%        50%       10%

Public offering price per Share     $10.00     $10.00    $10.00

Net tangible book value per share
 as of June 30, 2001               ($0.115)   ($0.115)  ($0.115)

Increase per share attributed to
 investors in this offering         $0.884     $0.466    $0.097

Net tangible book value per share
 as of June 30, 2001,
 after this Offering                $0.769     $0.351   ($0.018)

Net tangible book value dilution
 per share to new investors         $9.231     $9.649   $10.000

Net tangible book value dilution
 per share to new investors
 expressed as a percentage           92.31%     96.49%   100.00%



                SELLING SECURITY HOLDERS

The following table sets forth the names of the selling
security holders, the number of shares held by each security holder prior to the offering, the number of shares which may be offered for sale from time to time by the selling
security holders and the amount and percentage of shares to
be owned by such security holder after the offering is
complete.
                                               Total
                      Shares    Total Number   Shares To
                      Owned     Of Shares To   Be Owned    Percent
                      Prior     Be Offered     Upon Com-   Owned Upon
Name Of               To This   For Selling    Pletion Of  Completion
Selling   	          Offer-    Shareholders   This        Of This
Stockholder           Ing       Account        Offering    Offering(3)
-------------------------------------------------------------------------
Wester Cooley(1)      20,000          10,000       10,000     below 1%
John Adams             2,000           1,000        1,000     below 1%
Joseph Bartfay        50,000           5,000       45,000     below 1%
Bryan Fannon           2,000           1,000        1,000     below 1%
Susan Mivelaz          6,000           6,000            0     below 1%
Yvonne Van Hoek(1)    20,000          10,000       10,000     below 1%
Dores Yockel           5,000           1,000        4,000     below 1%
George Tannous(1)  9,599,400         100,000    9,316,400(2)     15.9%
Donald Dayer       9,800,900         100,000    9,517,900        16.3%

(1)  Each of these persons is an officer and/or director of BidBay.com.
(2)  Mr. Tannous holds a 60% interest in George Tannous and
     Affiliates, Inc. which owns a 59% interest in BidBay.com.
     This figure does not include that indirect ownership interest.

(3) Percentage based upon 52,487,591 common shares issued and outstanding as of August 30, 2001.

                       PLAN OF DISTRIBUTION

Shares offered by BidBay.com

The following officers and directors will sell on a best efforts basis 6,000,000 shares of the common stock being offered through this prospectus in behalf of BidBay.com.

    Name                       Positions
    ----                       ---------
    George Tannous             director, president and chief executive officer
    Yvonne Van Hoek            director and vice president
    Wester Cooley              director and vice president

In order to make the necessary sales, the officers and directors plan to directly contact selected individuals and entities with whom they have a prior relationship and whom they believe will have an interest in the offering. We will not pay any commission on any sales of shares by the officers and directors. Management may enter into an underwriting agreement for this offering at a later date and at that time pay a commission to any participating underwriters.

We are offering the shares on a self-underwritten basis.
There is no minimum number of shares required to be sold in this offering.

In order to subscribe for shares, an investor must complete and execute the form of subscription agreement attached to this prospectus and deliver the executed subscription agreement to us together with payment of the purchase price.

We may reject or accept any subscription in whole or in part at our discretion. We may close the offering or any portion of the offering, without notice to subscribers. We may immediately use the proceeds obtained from the offering.

Upon our acceptance of a subscription agreement, we will deliver to each subscriber a copy of the fully executed agreement evidencing the number of shares subscribed for. If we do not accept a subscription or any portion of a subscription, the amount of the subscription not accepted will be returned by us to the subscriber.

Shares offered by selling security holders

The selling shareholders may sell some or all of their 234,000 shares of common stock being registered in this offering in one or more transactions, including block transactions:

* On such public markets or exchanges as the common stock may from time to time be trading;
*  In privately negotiated transactions;

*  Through the writing of options on the common stock;
*  In short sales; or
*  In any combination of these methods of distribution.

The sales price to the public may be:

1.  The market price prevailing at the time of sale;
2.  A price related to such prevailing market price; or
3. Such other price as the selling shareholders determine from time to time.

The shares held by officers and directors may not be sold until the offering by BidBay.com has been closed.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.

Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

* Not engage in any stabilization activities in connection with our common stock;

* Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

* Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                         LEGAL MATTERS


State regulation of private placement

From February, 2000, through January, 2001, BidBay.com sold shares of preferred stock in a private offering to investors residing in approximately 30 states. The private offering was sold pursuant to Rule 506 promulgated under the Securities Act of 1933. A Form D describing the offering was filed with the U.S. Securities and Exchange Commission and with the securities regulators in each of the states where the stock was sold.

The stock was sold for BidBay.com by Mr. Donald Dayer. Mr. Dayer owns 18.7% of the outstanding stock of BidBay.com. He is not, nor ever has been, an officer or director. He sold the stock as an independent contractor pursuant to a written contract. John Montgomery was a selling agent for Mr. Dayer. Otherwise, Mr. Montgomery has no connection with BidBay.com.

Upon receiving the Form D, seven or eight states made inquiry into the offering and requested additional information. Pennsylvania and Utah initiated enforcement actions.

Utah's contention was that Mr. Dayer had received commissions for the sale of stock in Utah without being licensed to sell securities in Utah. Utah levied a fine of $1,000. It was also agreed by BidBay.com that unlicensed brokers would not be paid commissions in the future for sales of securities in the state of Utah.

On August 22, 2000, Pennsylvania issued against BidBay.com and Dayer a summary order to cease and desist, ordering that BidBay.com, Dayer and all successors and agents cease and desist from offering and selling BidBay.com securities within Pennsylvania in violation of the Pennsylvania Securities Act of 1972 (the "Pennsylvania Act"). The cease and desist order was predicated upon BidBay.com's use of offering materials which allegedly omitted material facts necessary to make the statements made in the offering materials, in light of the circumstances under which they were made, not misleading. On December 21, 2000, Pennsylvania brought an action in its Commonwealth Court alleging the cease and desist order had been violated when Mr. Montgomery as agent for Dayer and by implication, BidBay.com, offered BidBay.com securities for sale in Pennsylvania in late October, 2000.

The parties settled. Based upon the settlement, the court ordered that:

* Dayer, Montgomery and BidBay.com are enjoined from committing any violations of the Act;
* Dayer and Montgomery repay Pennsylvania investors commissions collected by Dayer and Montgomery on stock sales in Pennsylvania;
* BidBay.com offer rescission on all stock sales in Pennsylvania which total $25,000 in the aggregate;

*  Defendants pay jointly $3,000 in civil penalties;
* Defendants pay jointly $1,000 which represents Pennsylvania's costs in the proceeding.

The order has been complied with by BidBay.com. Of the three Pennsylvania investors, one accepted rescission and has received a return of his investment.

Cease and Refrain Order against George Tannous

George Tannous, president, chief executive officer, a director, a promoter and principal shareholder of BidBay.com, together with George Tannous & Affiliates, a tax preparation and consulting firm principally owned by George Tannous, are the subject of a cease and refrain order issued in April, 1999 by the California Department of Corporations. The basis of the order was the use by third parties of the name George Tannous & Affiliates in offering tax preparation and consulting services to the public without having filed a franchise application with the California Commissioner of Corporations. The cease and refrain order required that:
(1) Mr. Tannous and George Tannous & Affiliates refrain from offering in California any franchises, including George Tannous & Affiliates franchises, unless such franchises are registered under the California Franchise Investment Law, and (2) Mr. Tannous and George Tannous & Affiliates offer rescission to four individuals who purchased franchises/licenses to operate an affiliate office of George Tannous & Affiliates. Mr. Tannous and George Tannous & Affiliates complied fully with the order.

Injunction against Donald Dayer

Mr. Dayer, one of the original promoters and 18.7% stockholder of BidBay.com, is the subject of an injunction obtained by the Federal Trade Commission (FTC) in the U.S. District Court for the Central District of California for allegations tied to the fraudulent telemarketing of investments in Federal Communications Commission (FCC)
paging licenses (FTC Injunction).   The FTC Injunction final
order restrains Dayer from "the advertising, promotion, offering for sale or sale of any application preparation service for licenses issued by the FCC, any investment, or any telemarketed product or any telemarketed service related in any way to any license issued by the FCC.."
Accordingly, the FCC Injunction relates only to FCC licenses. Mr. Dayer has not violated the FCC Injunction and his activities for BidBay.com were not in violation of the FCC Injunction.

Lawsuit by BidBay.com against Donald Dayer

One June 27, 2001, BidBay.com filed a lawsuit against Donald
Dayer in the Los Angeles Superior Court, 300 east Olive
Street, Burbank, CA 91501. Mr. Dayer was served with process in the matter on or about September 10, 2001. There are no other parties to the proceeding.

The facts that form the basis of the suit include the following allegations:

* Mr. Dayer represented to BidBay.com that he was able to raise money for BidBay.com in conformity with all laws regarding the sale of securities;

* That the securities would be offered only to people personally or professionally known to Dayer;
* That Dayer acted in a manner to convince BidBay.com that Dayer was in compliance with all rules and regulations with regard to the sale of securities and that he was fully licensed to do so;
* That Dayer failed to inform BidBay.com that Dayer was not properly licensed to sell securities;
*  That Dayer's actions have harmed BidBay.com; and
* That BidBay.com is entitled to restitution from Dayer in an amount to be proven at trial.

It is uncertain as to the extent of the damage to BidBay.com resulting from Dayer's actions. It is possible that the fact that he was not licensed to sell securities could result in damage to BidBay.com in the amount of $4,450,000. It is extremely doubtful BidBay.com will be successful in collecting any monetary damages from Mr. Dayer. BidBay.com intends to ask the court to cancel common shares of BidBay.com held by Mr. Dayer as one way to obtain restitution from Mr. Dayer.


  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

  The following persons are the current executive officers and directors of BidBay.com:

NAME                     AGE              POSITION(S)
George Tannous            44              director, president and chief
                                          executive officer
Yvonne Van Hoek           35              director and vice president
Wester Cooley             68              director and vice president
Fredrick Grossi           47              chief financial officer

Directors are elected by the shareholders annually.

George Tannous, EA, is a former IRS Agent who specializes in taxation and related financial matters. He graduated with honors from Regis University in Denver, Colorado, and owned and operated several diverse businesses before joining the Internal Revenue Service. From 1995 to the present, Mr. Tannous has been the president of George Tannous & Affiliates Inc., a tax consulting and preparation firm. In January, 2000, he also became the chief executive officer and a director of BidBay.com, positions which he continues to hold. Mr. Tannous has lectured extensively at the college level on career planning in the areas of taxation and financial issues, and how they impact individuals, partnerships, and corporations. He has been honored by the IRS with certificates of merit for his work with the elderly and indigent, and for his work with the victims of the Los Angeles riots.

Yvonne Van Hoek is a licensed tax preparer through the State of California. From 1995 through September 1998, she was the assistant manager of accounting division for Crestview Medical Group. From September, 1998, through January, 2000, she was a certified tax preparer for George Tannous & Affiliates Inc. From January, 2000, to the present she has been a director and a vice president of BidBay.com.

Wester Cooley is a former United States Congressman serving from 1995 to 1997 as Congressman for the 2nd district of Oregon. From 1997 to the present has been self employed in real estate development and investment. In January, 2000, he became a director and a vice president of BidBay.com, positions which he continues to hold. Prior to 1995 he served as a State Senator from the state of Oregon. Mr. Cooley has held the position of Vice President of Regulatory affairs with Viratek, Inc.

Fredrick Grossi, EA, is an Enrolled Agent with the
Department of Treasury. From 1995 to the present he has been the president of Grossi & Associates, a company engaged in the business of tax preparation and representation. In December, 2000, he became the chief financial officer of BidBay.com. Fred has held the position of chief financial officer for Teletron, Inc., a telecommunications company which has now gone into bankruptcy.

Promoters and Control Persons

In addition to George Tannous who is a director and executive officer of BidBay.com, Donald Dayer has been a promoter and control person of BidBay.com. Mr. Dayer owns 18.7% of the issued and outstanding stock of BidBay.com and has played a significant role in the business development of BidBay.com. Mr. Dayer has never been an officer, director or employee of BidBay.com. Rather, his services for BidBay.com have been rendered pursuant to contracts with BidBay.com in his capacity as an independent contractor.

Since 1996 to the present, Mr. Dayer has been self employed as a consultant to businesses in business development, marketing and in raising capital. Mr. Dayer has an injunction against him which prevents him from selling investments associated with FCC licenses unless he posts a bond. Mr. Dayer's work for BidBay.com has not violated the injunction. For more information about the injunction, see the discussion under the heading "Legal Matters" in this prospectus.

                  PRINCIPAL SHAREHOLDERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of January 9, 2001, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                  Name and address        Amount of               Percent
Title of class    of beneficial owner	beneficial ownership    of class(1)
--------------    -------------------     --------------------    -----------
Common Stock      George Tannous &
                  Affiliates Inc.         30,000,000 shares(4)    57.2%
                  7209 Foothill Blvd.

                  Tujunga, CA  91042

Common Stock      George Tannous          27,599,400 shares(2)    52.6%(2)
                  7209 Foothill Blvd.
                  Tujunga, CA  91042

Common Stock      Donald Dayer             9,800,900 shares       18.7%
                  9925 Commerce Ave.
                  Tujunga, CA  91042

Common Stock      Yvonne Van Hoek             20,000 shares       *(3)
                  7209 Foothill Blvd.
                  Tujunga, CA  91042

Common Stock      Wester Cooley               20,000 shares       *(3)
                  7209 Foothill Blvd.
                  Tujunga, CA  91042

Common Stock      Fredrick Grossi                 -0-              -0-
                  7209 Foothill Blvd.
                  Tujunga, CA  91042

Common Stock      All Officers and
                   Directors              37,440,300 shares(2)    71.3%(2)
                   as a Group that
                   consists of
                   four people

(1) The percent of class is based on 52,487,591 shares of common stock issued and outstanding as of August 30, 2001.
(2) Mr. George Tannous holds a 60% ownership interest in George Tannous & Affiliates Inc. The figures noted acknowledge the beneficial interest by Mr. Tannous of 18,000,000 common shares in BidBay.com held by George Tannous & Affiliates Inc.
(3)  Percentage is less than 1%.
(4) The shares held by George Tannous & Affiliates Inc. are voted by George Tannous.

                 DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized common stock of BidBay.com consists of 100,000,000 shares, with each share having a par value of $0.001 (the "common stock" or "common shares" or "shares"), of which 52,487,591 shares were issued and outstanding on August 30, 2001. There were 25,702 holders of the common stock as of August 30, 2001.

Holders of the common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of BidBay.com and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available therefore. Upon liquidation of BidBay.com holders of the common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of BidBay.com. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal rights and preferences. All shares of common stock now outstanding are fully paid for and non-assessable.

BidBay.com has never paid a cash dividend on the common stock. BidBay.com currently intends to retain all earnings, if any, that might otherwise be paid as a cash dividend on the common stock, to increase the capital of BidBay.com to effect planned expansion activities and to pay dividends only when it is prudent to do so and BidBay.com's performance justifies such action.

CONVERTIBLE REDEEMABLE PREFERRED STOCK

The authorized preferred stock of BidBay.com consists of 10,000,000 shares, with each share having a par value of $0.001 (the "preferred stock" or "preferred shares"). BidBay.com designated 2,000,000 shares of 10% Convertible Redeemable preferred stock non-cumulative non-compounding at a purchase price of $2.50 per share. The holders of the preferred stock are entitled to annual dividends once declared and approved by BidBay.com's Board of Directors. The dividend is 25 cents per share per annum. Each share of preferred stock is convertible into one share of common stock. BidBay.com has the right to cause a partial or complete redemption of the shares at certain times and for specific redemption price.

BidBay.com has the option to redeem all or any portion of the preferred stock after June 15, 2000 by paying cash or shares of common stock of a publicly traded company having a market value equal to 110% of the original purchase price of the share plus a non-cumulative non-compounded dividend at the rate of 10% per annum. The redemption price may be paid in cash or, at the option of the preferred stockholder exercisable in the holder's sole discretion, in shares of the common stock of a publicly traded company, or in any combination of both cash and stock. For the purpose of determining the number of shares of common stock to be issued in a redemption of the preferred stock, the following formula applies: If the common stock is immediately tradable on the date of the redemption, then the number of shares will be calculated based on the average last sale price of the stock on the five (5) trading days immediately preceding the date of the declaration of the redemption. If the common stock is restricted pursuant of Rule 144 of the Securities Act of 1933, as amended, with any holding period remaining, then the number of shares will be calculated based on 90% of the average last sale price of the stock on the five (5) trading days immediately preceding the date of the declaration of the redemption. The redemption right relates to all shares, as adjusted for stock splits, stock dividends and similar events.

The preferred stockholders may convert each share of preferred stock into one share of common stock at any time after the shares are issued. BidBay.com does not have the right to require a conversion of the preferred stock to common stock.

Each share of the preferred stock has one vote to the same extent as the outstanding common stock. The common stock into which the preferred stock is convertible has the same voting right as the currently outstanding common stock.

         INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Pritchett, Siler & Hardy, P.C., independent certified public accountants, of Salt Lake City, Utah audited our financial statements and presented their report with respect to the audited financial statements. The report of Pritchett, Siler & Hardy, P.C., was given upon their authority as experts in accounting and auditing.


     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
               FOR SECURITIES ACT LIABILITIES

BidBay.com's articles of incorporation provide that BidBay.com will indemnify an officer, director, or former officer or director, to the full extent permitted by law.
This could include indemnification for liabilities under securities laws enacted for shareholder protection.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                      DESCRIPTION OF BUSINESS

BACKGROUND

The Company was initially incorporated in California in December, 1999 and was redomiciled in Nevada in March, 2000. The Company was founded by George Tannous, its current Chief Executive Officer. Mr. Tannous started trading on web auction sites in October, 1999. Because of his background in marketing, advertising, sales as well as his general business know-how, Mr. Tannous believed he could create an
auction website that could compete with existing sites.   He
retained the services of various individuals and BidBay.com
was formed.   Management plans on building and maintaining
BidBay.com as a stand-alone site.

Our software was initially developed in December, 1999, by Beyond Solutions, a software company in Santa Ana, California. Since that time, the software has been adapted and enhanced by our in house programmers Joe Bartfay, John
Adams and Phillip Casalegno. These programmers are important to BidBay.com. However, each programmer is well versed in all phases of our programming.

Today, the company offers users the opportunity to buy and sell products in over 2,200 categories including antiques, automobiles, dolls, collectibles, household items, toys, computers, jewelry, etc. Sellers will list the items for sale and, depending on the specific type of auction elected by the seller, hopefully the products will be sold to the highest bidder or bidders. Sellers can generally list their items for three to ten days. The BidBay.com service, permits sellers to list items for sale, buyers to bid on items of interest and all BidBay.com users to browse through listed items in an automated and topically-arranged online service that is available 24 hours a day, seven days a week. At the present time, the winning bidder or bidders are notified by email by the seller and shipping and payment arrangements are addressed at that time. Once money is received by the seller, the item is shipped to the winning bidder. The website provides buyers and sellers a place to rate each other, discuss topics of common interest and, ultimately, to conduct business in a trading environment.

Upon visiting the site, a person is invited to register by entering information and electing to become a member. Once a member, the person is eligible to buy or sell over our site. BidBay.com has over five million members and hosts over 100,000 auctions at any given time. Since many of our auctions are dutch auctions which list batches of identical items, we normally have over one million items listed for sale at one time. BidBay.com has had over 29 million offers to purchase products, and our members have initiated over 8,400,000 auctions since January 15, 2000. We do not know, however, how many of those auctions resulted in a completed sale of goods.

BidBay.com offers daily prizes to its visitors as an incentive to register and view the auctions on the website. BidBay.com's goal is to make its website the most convenient place to bring buyers and sellers together as they form an "auction community". Each day the Company lists over one dozen "Featured Auctions" as well as "Hot Auctions". Such front page display provides a few lucky sellers with the recognition of being highlighted or featured on the main page of a site visited by potential buyers. Members may also create a personalized auction site using the free service called "My BidBay". This streamlines the buyer's opportunity to quickly stay abreast of on-going auctions in the areas of his or her interest.

Sellers may also take advantage of our image hosting technology. This allows the seller to include pictures of
the product or products offered for sale.   BidBay.com
believes that the image hosting technology adds value to the brand name. Photos increase the opportunities for successful auctions to occur. A series of help screens as well as a simple site map provides additional guidance to assist the internet user. In addition to live technical support available by telephone or email, BidBay.com provides a message board where the "auction community" may ask and receive auction advise from fellow members. BidBay.com also offers its members free email which can be accessed world-wide from the member's internet browser.

BidBay.com offers an internal charity auction site. This service allows a member to dispose of certain possessions and have the proceeds of the sale benefit their favorite charity. BidBay.com also provides buyer's the opportunity to shop locally or regionally for their products. This may be preferable if the buyer wishes to avoid the cost of shipping or the related delays. Some buyers who are new to online auctions may prefer this as it gives him or her the opportunity to inspect the products in person before expending any time, effort or money associated with making payment arrangements.

The 8,400,000 auctions and 29,000,000 offers to purchase products represent transactions having commercial value to our clients. These numbers are also material measures of our success because they demonstrate a growing transaction base having commercial value which can be transmuted in part to fee income for BidBay.com.

Additional material measures of our success which are important to us are our 5,000,000 member base and the fact our site receives 1,000,000 hits per day. Our members represent web users who are comfortable with buying and selling on the Internet. Hits per day demonstrates the exposure of our site. These two factors combine to make our site attractive as an advertising magnet to third party advertisers promising BidBay.com advertising revenues.

OUR REVENUE MODEL

Our auction went operational on January 15, 2000. Our number of members began at zero and has grown steadily since that time. As of April 30, 2001, we have over five million members. Out initial business strategy was to develop our member base. To encourage growth we did not charge any fees to our members for either buying or selling. Since January 15, 2000, our site has launched over 8,400,000 auctions. At the present time our site hosts over 100,000 auctions at any given time. The average duration of an auction is seven days. Accordingly, we average a start-up of over 14,000 new auctions each day. Visits to our site average over 1,000,000 per day.

At the present time our revenue model has two components.
The first is revenue from third parties who advertise on our site and in emails generated by our site. We offered advertising on our site beginning in September, 2000. By
December 31, 2000, advertising revenues totaled over $200,000.

Our second component is listing fees. Beginning on May10, 2001, we began charging listing fees for new auctions.
Auctions already existing on that day as well as auctions
BidBay.com was under contract to conduct on that day were grand fathered and were not charged fees. All grand fathered provisions expire on August 31, 2001. Until that time, revenues from listing fees will be minimal. After
August 31, 2001, we believe base revenue from listing fees will be $50,000 per month and go up from there based upon increases in auction volume and use of more elaborate listing formats. If no grand fathering provisions were in place, our revenue from listing fees would be approximately
$50,000 per month at the present time. Listing fees range between $0.00 and $7.87 per auction depending upon the format of the listing.

Since inception and after creation of the web site, we have focused on member growth. We believe the rate of member growth will be in proportion to the advertising dollars we spend on promoting the site. It is impossible to make a meaningful estimate of the promotion cost to acquire one additional member. We do believe, however, that it takes
$10.00 in TV advertising for us to obtain a new member.

If we sell 100% of the offering, we will have a marketing budget of $18,000,000. Despite the difficulty in estimating the acquisition cost of a new member, management believes that with this budget we will be able to sign up 3,600,000 members. We would then have a total of approximately 8,600,000 members. This is less than our goal of having 25,000,000 members which we project as being important in order to generate significant revenues.

We estimate that our fixed costs to maintain our website and current operations without additional growth is $100,000 per month. We estimate our advertising revenues will soon provide that amount on an ongoing basis. However, our business plan calls for continued dynamic growth. The proceeds of this offering will be used in part to pay for the advertising and the promotions for that purpose.

SPEEDYCLICK

SpeedyClick, a division of Network Commerce Inc., a Washington corporation, created and operates an online entertainment site and maintains other affiliated sites. By contract dated May 26, 2000, SpeedyClick agreed to register SpeedyClick members with BidBay.com. SpeedyClick members are then notified of the BidBay.com registration and provided the opportunity to opt out of the BidBay.com registration. BidBay.com pays SpeedyClick $1.00 for each transferred registration that does not opt out of the BidBay.com registration.

Under our contract, BidBay.com owed SpeedyClick $11,000,000 for 11,000,000 registered users. $569,013 of the payment was paid in cash and $10,000,000 was paid in stock by issuing 200,000 shares of preferred stock and 1,800,000 shares of common stock, all valued at $5.00 per share.
SpeedyClick has delivered an estimated 5,695,471 registered users under the contract and is liable to provide the balance of the registered users which it now appears will not be done.

Our contract with SpeedyClick is no longer active. During the course of the contract we received members through SpeedyClick weekly. We have also solicited members through radio, TV, and billboard advertising. The vast majority of our members have come from SpeedyClick, a source no longer available to us. We believe the cost of soliciting members through direct advertising is much higher than the $1.00 per member which was paid to SpeedyClick. We do not know the average length of time individuals remain members. We do believe that members solicited through direct advertising are more active on our web site and are more valuable to us than members referred to us from SpeedyClick.

In June 2001, BidBay.com began negotiations with SpeedyClick concerning the agreements for delivery of registered users. BidBay.com believes SpeedyClick has breached its agreement and is seeking a refund of all proceeds, in cash and stock, which totals approximately $11,000,000.

BidBay.com has requested a refund of all consideration paid under the contract because, on advice of dispute resolution counsel, there has been a material breach of the contract in which BidBay.com has not only lost the completion of performance under the contract but also the benefit of its bargain under the contract which was very favorable to BidBay.com. BidBay.com believes the benefit for the unpaid portion of the contract has a value in excess of $11,000,000.

It is our understanding that it is unlikely BidBay.com will be able to make any monetary recovery from SpeedyClick. Current efforts to resolve the matter include BidBay.com's attempts to have SpeedyClick deliver additional registered user names to BidBay.com in further performance of the contract. BidBay.com understands that if the dispute goes to court, the court's remedy may be to deny BidBay.com's benefit of the bargain argument and consider $5,695,471 of the $11,000,000 as having been earned by SpeedyClick because of the delivery of that many registered user names and award to BidBay.com only the difference of the two amounts. Of course, given the uncertainty of litigation, no outcome is completely predictable.


SUPPORT OF OFFICERS AND DIRECTORS

BidBay.com has four officers and directors. George Tannous, our president and CEO and Yvonne Van Hoek, our vice president, work full time. Wester Cooley works for BidBay.com as needed and averages working approximately 32 hours a week. He has been known to work over 60 hours in a given week if needed. Fredrick Grossi, our chief financial officer, is self employed in tax preparation and representation. He works for BidBay.com on an as needed basis. At the present time he works approximately six hours per week. No member of management believes they have any conflict of interest that prevents them from giving BidBay.com the support that it reasonably needs at the present time.

MARKET

The concept of the online auction has been in existence on
the world-wide-web for sometime.  We have decided to create
an auction service that is reasonable in price and service
oriented.    In order to achieve our objectives, we
constantly monitor the operations of other auction sites.
We also review input from our members. Email is often sent to members to survey their satisfaction with our services and to solicit feedback on improvements and services they would like to see offered by BidBay.com. Members also have the opportunity to communicate with other members for feedback on auction techniques. In addition, BidBay.com makes available to members at no charge, a book describing ways members benefit from conducting auction sales.

We are confident of our ability to compete with companies such as eBay.com, Yahoo ! and Amazon.com. BidBay.com hopes to become a household name in this industry. Although we obtain new members by word of mouth, we continue to direct energy and effort toward bringing in new members on a continuous basis. This is accomplished by advertisement in various media such as television, radio, newspaper and other print and banners or tiles in other websites, which contain links to BidBay.com.

It is probable there is a saturation level for the type of auction format we offer. To our knowledge, there is no informed source that has predicted what that level might be. As reported in the May, 2001, issue of Consumer Reports, the e-commerce trackers at Forrester Research see online auctions as a growth industry and forecast total online-auction revenues will jump to nearly $20 billion by 2003.

COMPETITION

WE INTEND TO SUCCEED IN AN INTENSELY COMPETITIVE MARKET

The online personal trading market is a new, rapidly evolving and intensely competitive area. We expect competition to intensify in the future as the barriers to entry are relatively low, and current and new competitors can launch new sites at a nominal cost using commercially available software. Our primary competitors include other online auction sites. . These include most prominently Amazon.com, eBay.com, the Fairmarket Auction Network (an auction network including Microsoft's MSN, Excite@Home, Dell Computer, ZD Net, Lycos and more than 100 others), First Auction, Surplus Auction, uBid, Yahoo! In addition, BidBay.com faces competition from specialty retailers and exchanges in each of its categories of products.

Some competitors have longer operating histories, larger customer bases and greater brand recognition than we do. Some of these competitors also have significantly greater financial, marketing, technical and other resources. Other online trading services may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies. As a result, some of our competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to website and systems development than we are able to.

MARKETING

WE WILL DEVELOP OUR BIDBAY.COM BRAND NAME IN OUR EFFORT TO
ACHIEVE GROWTH

We believe that our future growth will be attributable, to some extent, by word of mouth. We also hope to obtain a strong benefit from high visibility media exposure. We believe that continuing to strengthen our brand is important to achieving widespread acceptance of our service. Promoting and positioning our brand will depend largely on the success of our marketing efforts and our ability to provide high quality services. In order to promote our brand, we will need to increase our marketing budget and otherwise increase our financial commitment to creating and maintaining brand loyalty among users.

If BidBay.com sells 10% of this offering, it will have an advertising budget of $900,000 which it will use over 12 months. It is unknown how much growth BidBay.com could obtain under these conditions. Management believes that if the full $900,000 was spent on TV advertising, BidBay.com would experience a net increase of approximately 180,000 members.

If BidBay.com sells 100% of this offering, it will have an advertising budget of $18,000,000 which it will use over approximately 36 months. Management would use this $18,000,000 to purchase TV advertising and billboard space in major U.S. cities to bring consumer awareness to BidBay.com thereby increasing its membership base.
Management believes through the use of these funds it could grow its member base by 3,600,000.

TRANSACTIONS WITH PROMOTERS

Other than the purchase of his stock and the real property lease agreements and loans described herein under Certain Relationships and Related Party Transactions, Mr. Tannous has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Mr. Tannous has acquired 10,000,000 shares of our common stock at a price of $0.001 per share. Mr. Tannous provided services valued at $10,000 for these shares. In addition, Donald Dayer acquired 10,000,000 shares of our common stock at a price of $0.001 per share at the inception of BidBay.com. Mr. Dayer also provided services valued at $10,000 for these shares. Mr. Tannous and Mr. Dayer working together originated the idea for BidBay.com. Pre-incorporation activities included all investigation and research about systems and processes needed to create and implement an online auction site. Each invested 200 hours valued at $50.00 per hour in these activities for total consideration of $10,000 each. The other 30,000,000 in common shares issued at the inception of BidBay.com was issued to George Tannous & Affiliates Inc. at a price of $0.001 per share and was paid for by services rendered to BidBay.com. Mr. George Tannous owns 60% of George Tannous & Affiliates Inc.

EMPLOYEES

As of August 30, 2001, BidBay.com had 17 employees in addition to management.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

For the next twelve months, BidBay.com will require significant additional capital to achieve our planned expansion. We estimate that our fixed costs to maintain our website and current operations without additional growth is $100,000 per month. Revenues for the six months ended June 30, 2001 totaled $481,266. BidBay.com therefore, continues to run short of sufficient revenue to sustain day to day operations. Also the majority of the revenue was from SpeedyClick, a company we now have conflicts with. It is therefore unlikely we will receive additional advertising revenue from them. In addition, since advertising revenues only began in September of 2000, it is too soon to rely fully even on this level of revenue on an ongoing basis.
For all of these reasons, without additional funding we are in jeopardy of not sustaining additional growth and keeping our technology current with our competitors.

Management estimates that in order to sustain growth and to update operating systems on an adequate basis, BidBay.com needs from $2,500,000 to $5,000,000 in equity capital over the next 12 months. The greater revenues sought by this offering will enable BidBay.com to become very aggressive in advertising and growth as well as aggressive in expanding its operating systems to sustain the growth.

BidBay.com's only potential source of equity capital in this offering. At the present time this offering will be sold by the officers and directors on a best efforts basis. If the officers and directors are not successful in selling the offering, we do not know how BidBay.com will raise the capital necessary to grow its business.
Assuming the capital needs are met, initially, BidBay.com will contract with IBM for the use of their database management db-2. Then, the Company will expand its computer servers to approximately 100 in number in order to accommodate millions of users as well as millions of products listed to be auctioned. Subsequently, the Company will launch a national advertising campaign on television, radio and billboards for the purpose of branding the name as well as the acquisition of new registered users. Then the Company will incorporate a classified advertisement site linked to its main web page for those interested in advertising their product on a direct sale as opposed to an auction format. The classified section will be similar to major newspapers for businesses to market their services or employment.

The Company intends to increase the number of its employees to handle the additional demands associated with expansion of its customer base. Additional employees may be hired in the following departments: sales, customer service, technical support, website management and development, as well as administration. Furthermore, the Company will need to lease additional office space to accommodate the associated growth in number of employees and computer servers.

The Company plans to continue its current efforts in market research and development. As part of this process, the Company continuously surveys its auction community members and gains an understanding of the user's likes and dislikes. Based upon this feedback, the Company considers the merits of offering additional products and services and once again surveys its members to gauge the feasibility of planned expansions. During this time, the Company looks to the market to learn the approach used by competitors, if any, who face similar expansion challenges. Based upon constructive feedback, the Company would then decide whether or not the Company wishes to roll out such additional products or services during the next twelve months.

             MANAGEMENT'S DISCUSSION AND ANALYSIS
        OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of operations for the year ended December 31, 2000

For the year ended December 31, 2000, we earned revenues of $234,524. The revenues are primarily from banner insertion advertising or email insertion advertising. We expect these sources of revenue to continue in the future. The Company had no earnings from the date of inception, which is December 21, 1999, through December 31, 1999. We do not anticipate earning significant revenues until such time as we are able to begin charging sellers various fees including listing charges as well as a small transaction charge for each item sold on our auction site. Furthermore, we do not expect to generate significant revenues until such time as we have further developed a substantial customer base and affiliated additional merchants or other third parties to join us in support of our website-based advertisement strategy. The customer base that we consider substantial and that we intend on developing is a minimum of 25,000,000 members.

We incurred operating expenses in the amount of $4,902,958 during the year ended December 31, 2000. Such amount is made up of costs associated with business development, advertisement, promotion as well as general and administrative expense. We also had depreciation expense of $502,230 and an allowance for the settlement of litigation in the amount of $1,030,000. Since we had so little revenue, we incurred a net loss of $6,215,204 for this accounting period. As of December 31, 2000, we had cash of $60,247.

Results of operations for the six months ended June 30, 2001

For the six months ended June 30, 2001, we earned revenues of $481,266. For the same period we incurred operating expenses of $1,292,325. We also had amortization and depreciation expenses totaling $966,385 for a net loss from operations of $1,777,444. As of June 30, 2001, we had cash of $48,351.

Plan of operations for the next 12 months

During the next twelve months, the Company will respond accordingly to industry trends. The market is intensely competitive and new companies are entering the market while established companies continue to consider the opportunity to join in the online auction business arena. Personal online auction trading is relatively new, rapidly evolving and is the subject of broader ranges of goods serving particular business or consumer markets. During this period of time the Company will continue to devote more of its resources to marketing and promotional campaigns, while adopting reasonable pricing policies and looking for ways to further develop its website based auction services in an economically and efficiently manner. As new technology becomes available, our Company hopes to have the financing available to take advantage of such opportunities. At the present time the Company has no fixed commitments to acquire any capital equipment which would be material to the Company's financial position. Our competitors have experienced seasonable impact on its profitability. Our Company has not yet been in existence long enough to measure such trends and its potential impact on our organization. During the Christmas holiday season, there is the typical higher number of transactions posted to our website. Such trends have been recognized and the Company will respond accordingly during the next twelve months to take into account such higher volume of activity.

                  DESCRIPTION OF PROPERTY

We incurred leasehold improvements of $37,592 in 2000. The Company is renting its headquarters on a month to month basis from George Tannous & Affiliates Inc., a corporation whose majority shareholder is George Tannous, a director and the chief executive officer of BidBay.com. The space is adequate at the present time for housing the operations of BidBay.com. However, if the operations of BidBay.com increase at the rate projected by management, it will become necessary to relocate or find additional office space. Management does not believe that it will be difficult to obtain additional office space suitable to the needs of BidBay.com. Rent paid on the present space is $2,400 per month. The offices are located at 7209 Foothill Blvd., Tujunga, CA 91042.

BidBay.com was also the lessee of four other properties during the fiscal year ended December 31, 2000. The properties were located in Las Vegas, Nevada, Westwood, California, and two were located in Tujunga, California.
BidBay.com originally believed it would need a staff of regional sales people to promote the business and develop a member base. These properties were acquired to house and support that sales force. However, business sales strategies did not develop as anticipated. All sales are conducted out of the main office by telephone or electronic means. These four properties have, therefore, been let go.
Three of the leases have lapsed. The fourth will lapse in September of 2001.

   CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Real Estate Leases with Related Parties
---------------------------------------

The Company is making payments related to a lease agreement which has George Tannous and Affiliates, a related party, as the lessee. The lease agreement is for office space located in Tujunga, California. The lease agreement is for five years beginning on April 1, 1999 and ending March 31, 2004. Monthly payments are scheduled for $2,200 for the first 24
months and monthly payments of $2,400 for the remaining 36 months. The Company had expensed $21,275 for the year ended December 31, 2000.

From October 26, 1999 to October 25, 2000, the Company made payments related to a lease agreement which had George Tannous, a related party, as the lessee. The lease agreement was for office space located in Las Vegas, Nevada. The lease was for one year beginning October 26, 1999 and ending October 25, 2000. Payments were scheduled for $795 due monthly. The Company had expensed $3,409 for the year ended December 31, 2000. The lease ended on October 25, 2000, and was not renewed by BidBay.com.

From March 1, 2000, to February 28, 2001, the Company made payments related to a lease agreement which had George Tannous, a related party, as the lessee. The lease agreement was for office space located in Tujunga, California. The lease was for one year beginning March 1, 2000 and ending February 28, 2001. Payments were scheduled for $700 due monthly. The Company had made one lump sum payment of $9,100 during the year ended December 31, 2000. The lease ended on February 28, 2001, and was not renewed by BidBay.com.

From April 30, 2000, to April 20, 2001, the Company made payments related to a lease agreement which hadGeorge Tannous, a related party, as the lessee. The lease agreement was for storage space located in Tujunga, California. The lease was for approximately one year beginning April 30, 2000 and ending April 20, 2001. Payments were scheduled for $50 due monthly. The Company had made one lump sum payment of $600 during the year ended December 31, 2000. The lease ended on April 20, 2001, and was not renewed by BidBay.com.

The Company is making payments related to a lease agreement which has George Tannous, a related party, as the lessee. The lease agreement is for office space located in Westwood, California. The lease is for two years beginning September 10, 1999 and ending September 9, 2001. Payments were scheduled for $3,500 due monthly for the first twelve months, and $4,625 due monthly for the last twelve months. The Company had expensed $40,047 during the year ended December 31, 2000.

For all properties listed above in this section, BidBay.com
paid a total of $74,431 in lease payments during the fiscal
year ended December 31, 2000.  All payments were made to
third party property owners and no moneys were paid to
George Tannous or George Tannous & Affiliates.   BidBay.com
intends to keep only the lease described in the first
paragraph under this section and allow the others to lapse
as their respective terms end.   BidBay.com expects that it
will pay $68,787 in lease payments during the fiscal year ending December 31, 2001. Management believes that each lease is or was on terms comparable with those that could have been reached with an unaffiliated third party.

Contracts with Donald Dayer
---------------------------

On or about November 19, 1999, the Company entered into an agreement with Donald Dayer, a related party stockholder, to compensate Mr. Dayer for business development services including, but not limited to incorporation, advertising, marketing, technical, site services, and user acquisition. The agreement states that Mr. Dayer will receive twenty-nine (29%) of all funds received, whether in the form of revenue or capital investment, until $1,500,000 is paid to the shareholder. The $1,500,000 may be increased or decreased if both parties agree to the change. The $1,500,000 that may be paid under this contract is in addition to any money that may be paid under the contract entered into on or about December 31, 1999, described in the following paragraph.
The contract was terminated on or about March 31, 2001. $1,214,136 was allegedly earned by Mr. Dayer under the contract. Mr. Dayer has been instrumental in the development of our business. In hind sight, however, management believes that these arrangements for business development could have been arranged on more favorable terms with unaffiliated third parties. However, we do not know what terms or arrangements could have been obtained for like services from unaffiliated third parties.

On or about December 31, 1999, the Company entered into an agreement with Donald Dayer, a related party stockholder, to compensate Mr. Dayer for services performed in reference to raising capital pursuant to the Regulation D, Section 506 private placement offering. The agreement states that Mr. Dayer will receive a monetary commission of twenty five percent (25%) on all sales made by him. The contract was terminated on or about March 31, 2001. $1,046,669 was
allegedly earned by Mr. Dayer under the contract.   The
agreement also states that the contract may be canceled by each party upon written notice. Management believes that these arrangements with Mr. Dayer for raising money were on terms comparable with those that could have been reached with an unaffiliated third party.

The decision to form BidBay.com and the development of the business plan was a joint effort between Mr. George Tannous and Mr. Donald Dayer. George Tannous had the ability to put together a physical location for BidBay.com and to staff and manage the day to day operations of the business. Donald Dayer had the ability to raise money and to promote the business in order to establish a user base for the web site. It was determined that George Tannous would be the principal shareholder of BidBay.com. BidBay.com then entered into two contracts as described above with Donald Dayer. The first contract provided Mr. Dayer with 29% of all money raised for promoting the business and developing the user base. The second contract provided Mr. Dayer with a 25% commission for all money raised. Mr. Dayer's involvement with BidBay.com is now limited to that of a shareholder owning 18.7% of our capital stock. He will have no claim to any of the proceeds of this offering At March 31, 2001, Mr. Dayer had received advances in excess of the amounts due him under the two contracts resulting in a receivable of $171,308 due BidBay.com from Mr. Dayer. BidBay.com has been forced to bring legal proceedings against Mr. Dayer in an attempt to collect that receivable.

Legal proceedings brought by BidBay.com against Mr. Dayer also allege that the contracts were fraudulently induced by Mr. Dayer by false representations that he was licensed to sell securities and other false representations. It is BidBay.com's position that Mr. Dayer is not entitled to any compensation under the contracts. At the present time it appears doubtful BidBay.com will be successful in its attempts to collect any money from Mr. Dayer.

Transactions with George Tannous
--------------------------------

Mr. Tannous has made various loans to BidBay.com to cover expenses during periods of cash shortages. At June 30, 2001, the net amount owed Mr. Tannous, taking into account all his transactions, was $1,068,342. None of the proceeds of this offering will be used to pay the debt to Mr.
Tannous.

During the Regulation D, Section 506 private placement offering, the Company received proceeds from approximately seventy non-accredited investors in excess of the allowed numbers. The Company gave these investors the option to have their money refunded or to purchase common stock from Mr. George Tannous or George Tannous & Affiliates. These non-accredited investor proceeds of $80,500 and $202,674 were reclassified to related party payable for Mr. Tannous and George Tannous & Affiliates, respectively.

POSSIBLE VIOLATION OF SECURITIES LAWS

From February, 2000, through January, 2001, BidBay.com sold 1,788,077 shares of preferred stock to an aggregate of 402 individual investors at the price of $2.50 per share and distributed 177,908 common shares as a premium on the
preferred shares sold.    BidBay.com believes that the
offering was exempt from registration pursuant to Rule 506 promulgated under the Securities Act of 1933. However, it can be argued that the offering was conducted in violation of federal securities laws and that BidBay.com could be subject to allegations that could result in purchasers seeking to return their shares for cash. It has also come to the attention of BidBay.com that Mr. Dayer, who sold the offering, is not a registered broker dealer with the securities authorities of any state. Accordingly, the sale of the offering is a violation by Mr. Dayer of state broker dealer registration laws. Mr. Dayer solicited investments from persons on calling lists purchased by Mr. Dayer. This is a potential violation of the Rule 506 prohibition against a general solicitation. The offering was initially sold to approximately 70 non-accredited investors which is more than 35 as allowed by Rule 506. When BidBay.com learned of this violation, it offered rescission to non-accredited investors sufficient to bring the total number under 35.

In connection with the offering discussed in the preceding paragraph and as discussed in that paragraph, it came to the attention of management that BidBay.com had received offering proceeds totaling $283,174 from 70 investors who did not qualify to be investors under the terms of the offering. Management decided BidBay.com had to rescind its acceptance of their subscription agreements. In or around August, 2000, BidBay.com mailed a rescission offer to these investors offering a return of their investment proceeds.
If investors did not accept the rescission, they could receive common stock owned by Mr. George Tannous on a one for one basis. BidBay.com believes the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. However, it can be argued that this distribution of shares was an extension of the offering described in the preceding paragraph, that this offering was subject to the same potential securities violations as that offering and that investors could seek to return their shares for cash.

Since the inception of BidBay.com, Mr. George Tannous, its president has sold common shares owned by him personally to approximately 180 persons for total proceeds of approximately $460,000. The shares sold by Mr. Tannous were restricted shares and not available for sale without registration except in transactions not involving any public offering. It is possible that it could be asserted that the sale of these shares was part of the offering described above in this section being conducted by the BidBay.com and subject to the same potential securities violations as that offering.. The proceeds of these sales were retained by Mr. Tannous for his personal use. However, Mr. Tannous also loaned BidBay.com money to assist with its cash flow needs. If it is found that the shares of Mr. Tannous were sold on behalf of BidBay.com, it is possible that the shares sold by Mr. Tannous could be put back to BidBay.com by the purchasers of the those shares in exchange for a return of their investment. If the sale of shares by Mr. Tannous was not considered a part of the offering by BidBay.com, it would still be in violation of federal securities registration laws if it was found to not be a private offering of shares.

BidBay.com has issued 95,183 shares of common stock in lieu of cash dividends on preferred stock for total dividends of $475,915 or $5.00 per share. BidBay.com believes the transaction was exempt from registration pursuant to Section
4(2) of the Securities Act of 1933.   However, it can be
argued that this was a public offering of shares without exemption for the distribution of these shares. The terms of the preferred stock require that dividends be paid in cash. Accordingly, holders of the common stock have the right to return these shares for the amount which should have been paid in cash.

Based upon the best information available to BidBay.com at this time, we have calculated a range of possible, but disputed, exposure that exists for BidBay.com in light of the disputed civil liabilities described above.
Accordingly, in the event these disputed civil liabilities were successfully asserted, BidBay.com could be liable to the shareholders, and to any shareholder that immediately purchases from these shareholders, in an amount ranging from approximately $25,000 up to approximately $5,600,000, plus interest. The foregoing range could be adjusted higher or lower depending upon adjustments to any of the referenced items, and as any new information becomes available to BidBay.com.

During June 2000, the Company issued 126,150 shares of its previously authorized, but unissued common stock. The shares were issued to persons who had visited the website of BidBay.com or had otherwise used the services of BidBay.com in the past. The shares were issued in a promotional giveaway at the rate of 5 shares per person or to a total of 25,230 persons. The shares were valued at $5.00 per share. BidBay.com asserts the transaction was not subject to the registration requirements under the Securities Act of 1933 because it did not constitute an offer or sale of securities pursuant to Section 5 of the Act because the recipients of the shares did not give any consideration for the shares. However, it can be argued that an offer of shares to promote a web site is a violation of

Section 5 of the Securities Act
because a visit to the website of BidBay.com or registering at the site is giving consideration for the shares. If it was found that the offering was in violation of the securities laws, these shares could be put back to BidBay.com by the holders of the shares.


    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no public trading market for the common stock of BidBay.com. There are 52,487,591 outstanding common shares as of June 30, 2001. The Company is currently offering 6,000,000 common shares through this offering. We have also agreed to register an additional 234,000 for selling shareholders. The remaining shareholders will also be able to sell their shares after having met the holding requirements of Rule 144.

Purchasers in the offering will be able to liquidate there investments either through a private or a public sale of their stock. Purchasers can arrange for a private sale of stock only through their own resources such as selling stock to family or friends. A public sale of stock into a public market is generally the only way for a stock holder in a company such as BidBay.com to liquidate his or her investment.

Even though BidBay.com intends on obtaining a listing for its stock on the OTC Bulleting Board or on the NASDAQ market, there can be no assurance that it will be able to do so. If BidBay.com is unable to obtain such a listing, a market in the stock will not develop and purchasers will not be able to liquidate their investments.

Since its inception, no dividends have been paid on BidBay.com 's common stock. BidBay.com intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

At July 10, 2001, there were 25,702 shareholders of record holding BidBay.com's common stock. Of this amount, 25,230 shareholders hold five shares each for a total of 126,150 shares, which they received without charge in connection with a promotion of our website. The remaining
52,361,441 common shares are held by the remaining 702 shareholders.

                       EXECUTIVE COMPENSATION

Cash Compensation

Cash compensation awarded to, earned by, or paid to our executive officers for the year ended December 31, 2000 is as follows:

George Tannous, President and Chief Executive Officer:     $79,000
Yvonne Van Hoek, Vice President:                           $33,458
Wester Cooley, Vice President:                             $16,000

Stock and Option Compensation

Stock and option compensation awarded to, earned by, or paid to our executive officers for the year ended December 31, 2000 is as follows:

* 25,000 shares of common stock valued at $5.00 per share paid to Fredrick Gossi, our chief financial officer;

* options for the purchase of 44,000 common shares at an exercise price of $5.00 per share paid to Yvonne Van Hoek, our vice president; and

* options for the purchase of 44,000 common shares at an exercise price of $5.00 per share paid to Wester Cooley, our vice president.


                     FINANCIAL STATEMENTS

Index to Financial Statements:

1. Unaudited Financial Statements for the period ending June 30, 2001, including:

   a. Condensed Balance Sheets, June 30, 2001 and December 31, 2000

   b. Condensed Statements of Operations, for the three and six months ended June 30, 2001 and 2000 and from inception on December 21, 1999 through June 30, 2001

   c. Condensed statement of Stockholders Equity
      (Deficit) for the six months ended June 30, 2001.

   d. Condensed Statements of Cash Flows, for the three and six months ended June 30, 2001 and 2000 and from inception on December 21, 1999 through June 30, 2001

   e. Notes to Condensed Financial Statements

2. Independent Auditor's Report;

3. Audited Financial Statements for the year ending December 31, 2000, including:

   a. Balance Sheet, December 31, 2000

   b. Statements of Operations, for the year ended
      December 31, 2000 and from inception on December 21,
      1999 through December 31, 1999 and 2000

   c. Statement of Stockholders' Equity (Deficit), from
      inception on December 21, 1999, through December 31,
      2000

   d. Statement of Cash Flows, for the year ended December
      31, 2000 and from inception on December 21, 1999
      through December 31, 1999 and 2000

   e. Notes to Financial Statements

                         BIDBAY.COM, INC.
                  [A Development Stage Company]

             UNAUDITED CONDENSED FINANCIAL STATEMENTS

                          JUNE 30, 2001

                         BIDBAY.COM, INC.
                  [A Development Stage Company]




                            CONTENTS

                                                                         PAGE
                                                                         ----


-     Unaudited Condensed Balance Sheets,
         June 30, 2001 and December 31, 2000                            2 - 3

-     Unaudited Condensed Statements of Operations,
         for the three and six months ended June 30, 2001
         and 2000 and from inception on December 21, 1999
         through June 30, 2001                                              4

-     Unaudited Statement of Stockholders' Equity (Deficit),
      from December 31, 2000 through June 30, 2001                      5 - 6

-     Unaudited Condensed Statements of Cash Flows,
         for the six months ended June 30, 2001 and 2000
         and from inception on December 21, 1999 through
         June 30, 2001                                                  7 - 9

-     Notes to Unaudited Condensed Financial Statements               10 - 24

                         BIDBAY.COM, INC.
                  [A Development Stage Company]

                    CONDENSED BALANCE SHEETS

                             ASSETS


                                            June 30,    December 31,
                                             2001          2000
                                          [Unaudited]
                                        -------------  -------------
CURRENT ASSETS:
   Cash                                 $      48,351  $      60,247
   Employee receivables                             -          7,245
   Promotional inventory                       48,479         47,545
   Related-party receivable                         -        167,352
   Other current assets	                            -          2,075
                                        -------------  -------------
        Total Current Assets                   96,830        284,464

PROPERTY AND EQUIPMENT, net                   353,398        216,615

INTANGIBLE ASSETS:
   Registered user names, net               4,282,912      4,968,068
                                        -------------  -------------
                                        $   4,733,140  $   5,469,147
                                        =============  =============


                               [Continued]

                         BIDBAY.COM, INC.
                  [A Development Stage Company]

              CONDENSED BALANCE SHEETS [Continued]

          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                            June 30,    December 31,
                                             2001          2000
                                          [Unaudited]
                                        -------------  -------------
CURRENT LIABILITIES:
   Accounts payable                     $      75,016  $      95,836
   Payable - related parties                1,618,822        394,475
   Investor deposits                          135,300        137,800
   Accrued expenses                           132,048        190,815
   Installment payable                         30,987        480,987
   Current portion of note payable              1,308          1,204
                                        -------------  -------------
        Total Current Liabilities           1,993,481      1,301,117

NOTES PAYABLE, less current portion            24,249         25,391

DEFERRED REVENUE                                5,000        122,500

CONTINGENT LIABILITIES                              -      1,030,000
                                        -------------  -------------
        Total Liabilities                   2,022,730      2,479,008
                                        -------------  -------------

STOCK SUBJECT TO POTENTIAL RECISSION
   10% convertible redeemable
     Preferred stock, $.001 par value,
     10,000,000 shares authorized,
     1,788,077 and 1,733,077 shares
     issued and outstanding, respectively   4,470,193      4,332,693
                                        -------------  -------------
STOCKHOLDERS' EQUITY (DEFICIT):
   10% convertible redeemable Preferred
     stock, $.001 par value, 10,000,000
     shares authorized, 200,000 shares
     issued and outstanding                       200            200
   Common stock, $.001 par value,
     100,000,000 shares authorized,
     52,487,591 and 52,357,141 shares
     issued and outstanding,
     respectively                              52,488         52,357
   Capital in excess of par value          11,524,622     10,413,654
   Deficit accumulated during the
     development stage                     (8,032,564)    (6,254,236)
   Less: subscription receivable           (5,304,529)    (5,554,529)
                                        -------------  -------------
        Total stockholders'
          equity (deficit)                 (1,759,783)    (1,342,554)
                                        -------------  -------------
        Total liabilities &
          stockholders' equity          $   4,733,140  $   5,469,147
                                        =============  =============

Note: The Balance Sheet of December 31, 2000, was taken from the audited financial statements at that date and condensed.

  The accompanying notes are an integral part of these unaudited condensed financial statements.

                             BIDBAY.COM, INC.
                      [A Development Stage Company]

               UNAUDITED CONDENSED STATEMENTS OF OPERATIONS


                                                               From Inception
                      For the Three            For the Six     on December 21,
                      Months Ended            Months Ended      1999 Through
                      June 30,                   June 30,          June 30,
               ------------------------ ------------------------ -------------
                    2001        2000       2001          2000         2001
               ------------ ----------- -----------  ----------- -------------
REVENUE        $   190,180  $    1,750  $  481,266   $    1,750  $    715,790
               ------------ ----------- -----------  ----------- -------------
EXPENSES:
   Advertising      32,807     197,101      63,139      666,032     1,048,415
   Promotion         8,546     630,750      37,172      630,750     1,041,793
   General and
     Admini-
     strative      415,934     273,323     647,556      419,906     1,383,935
   Litigation
     settlement          -           -           -            -     1,030,000
   Payroll
     expenses      169,769     163,607     351,210      182,350     1,207,005
   Amortization
     and depre-
     ciation       496,377      13,414     966,385       16,007     1,468,647
   Business
     development    20,613     114,598     193,248      818,924     1,553,135
               ------------ ----------- -----------  ----------- -------------
 Total Expenses  1,144,046   1,392,793   2,258,710    2,733,969     8,732,930
               ------------ ----------- -----------  ----------- -------------
INCOME (LOSS)
  FROM
  OPERATIONS      (953,866) (1,391,043) (1,777,444)  (2,732,219)   (8,017,140)
               ------------ ----------- -----------  ----------- -------------
OTHER EXPENSES:
  Interest
  expense             (644)          -        (884)           -       (15,424)
               ------------ ----------- -----------  ----------- -------------
 Total Other
  Expenses            (644)          -        (884)           -       (15,424)
               ------------ ----------- -----------  ----------- -------------
INCOME (LOSS)
  BEFORE TAXES    (954,510) (1,391,043) (1,778,328)  (2,732,219)   (8,032,564)

CURRENT TAX
  EXPENSE                -           -           -            -             -

DEFERRED TAX
  EXPENSE                -           -           -            -             -
               ------------ ----------- -----------  ----------- -------------
NET (LOSS)     $  (954,510)$(1,391,043)$(1,778,328) $(2,732,219)  $(8,032,564)

DIVIDENDS:
   Dividends
   declared and
   intrinsic value
   of beneficial
   conversion
   feature of
   convertible
   preferred
   stock
   analogous
   to a
   dividend              -  (1,928,043)   (440,000)  (2,899,673)   (5,255,962)
               ------------ ----------- -----------  ----------- -------------
NET (LOSS)
  AVAILABLE TO
  COMMON
  SHAREHOLDERS $  (954,510)$(3,319,086)$(2,218,328) $(5,631,892) $(13,288,526)
               ------------ ----------- -----------  ----------- -------------
NET (LOSS) PER
  COMMON SHARE $      (.02)$      (.07)$      (.04) $      (.11) $       (.26)
               ============ =========== ===========  =========== =============


       The accompanying notes are an integral part of these unaudited condensed financial statements.

                             BIDBAY.COM, INC.
                      [A Development Stage Company]

               STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

               FROM DECEMBER 31, 2000 THROUGH JUNE 30, 2001




           Preferred Stock   Common Stock                               Deficit
           --------------- ---------------                          Accumulated
                                            Capital in    Stock      During the
                                            Excess of  Subscription Development
            Shares Amount  Shares  Amount   Par Value  Receivable         Stage
           ------- ------ -------- ------- ----------- ----------- ------------
BALANCE,
 December 31,
 2000      200,000 $200 52,357,141 $52,357 $10,413,654 $(5,554,529)$(6,254,236)

January 2001,
 issuance of
 common stock
 as an incentive
 to purchase
 preferred
 stock at
 $2.50 per
 unit of 1
 preferred
 share and
 1 common
 share           -    -      5,500       6          (6)          -           -

Payment of
 preferred
 stock
 offering
 costs           -    -          -       -     (30,901)          -           -

Beneficial
 intrinsic
 value of
 convertible
 preferred
 stock
 recorded as
 a liquidating
 dividend
 [See Note 11]   -    -          -       -           -           -           -

January 2001,
 declaration
 of dividends
 on preferred
 stock, at the
 rate of $.50
 per outstanding
 share of
 preferred
 stock           -    -          -       -     (27,500)          -           -

January 2001,
 Issuance of
 common stock
 in payment
 of dividend
 payable on
 preferred stock,
 at $10.00
 per share       -    -      2,750       3      27,497           -           -

January 2001,
 Issuance of
 common stock
 to employees
 and consultants
 for services,
 valued $82,000,
 or $10.00
 per share       -    -      8,200       8      81,992           -           -

February 2001,
 purchase of
 two websites
 valued at
 $60,000, or
 $10 per share   -    -      6,000       6      59,994           -           -

January to
 March 2001,
 receipt
 of registered
 users as
 payment
 for stock
 previously
 issued          -    -          -       -           -     250,000           -

Conversion
 of
 preferred
 stock
 into
 common
 stock           -    -      8,000       8          (8)          -           -

May 2001,
 Issuance of
 common stock
 in settlement
 of lawsuit
 valued at
 $1,000,000,
 or $10.00
 per share       -    -    100,000     100     999,900           -           -

                                    [Continued]

                             BIDBAY.COM, INC.
                      [A Development Stage Company]

               STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

               FROM DECEMBER 31, 2000 THROUGH JUNE 30, 2001

           Preferred Stock   Common Stock                               Deficit
           --------------- ---------------                          Accumulated
                                            Capital in    Stock      During the
                                            Excess of  Subscription Development
            Shares Amount  Shares  Amount   Par Value  Receivable         Stage
           ------- ------ -------- ------- ----------- ----------- ------------
Net loss
 for the
 period
 ended
 June 30,
 2001            -    -          -       -           -           -  (1,778,328)
           ------- ------ -------- ------- ----------- ----------- ------------
BALANCE,
 June 30,
 2001      200,000 $200 52,487,591 $52,488 $11,524,622 $(5,304,529)$(8,032,564)
           ------- ------ -------- ------- ----------- ----------- ------------


    The accompanying notes are an integral part of this financial statement.

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                 UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                                      For the Six               From Inception
                                      Months Ended              on December 21,
                                        June 30,                1999 Through
                           ---------------- ---------------       June 30,
                                 2001             2000                2001
                           ---------------- ---------------    ---------------
Cash Flows from
 Operating Activities:
 Net (loss)                $    (1,778,328) $   (2,732,219)    $   (8,032,564)
 Adjustments to reconcile
  net loss to net cash
  used by operating
  activities:
   Depreciation and
    Amortization                   966,385          16,007          1,468,647
    Stock issued for services       82,000         260,000            633,500
    Stock issued for promotion           -         630,750            630,750
    Non-cash revenue              (300,000)              -           (400,000)
    Allowance for settlement
     of litigation                       -               -          1,030,000
   Changes in assets and
    liabilities:
    (Increase) decrease in
     employee receivables            7,245          (4,285)                 -
    (Increase) in promotional
    inventory                         (934)        (35,169)           (21,643)
    Decrease in related-party
    receivable                     167,352               -                  -
    (Increase) in other current
    assets                           2,075          (5,000)                 -
    Increase in accounts payable   (20,820)            965             75,016
    Increase (decrease) in payable
     to related party            1,259,347          57,435          1,653,822
    Increase in shareholder
     deposits                       (5,000)         34,174            132,800
    Increase (decrease) in
     accrued expenses              (58,767)         39,912            132,048
    Increase (decrease) in
     deferred revenue             (117,500)              -              5,000
    (Decrease) in contingent
     liabilities                   (30,000)              -            (30,000)
                           ---------------- ---------------    ---------------
      Net Cash Provided
      (Used) by Operating
      Activities                   173,055      (1,737,430)        (2,722,624)
                           ---------------- ---------------    ---------------
Cash Flows from Investing
 Activities:
  Purchase of equipment            (69,729)        (91,602)          (292,203)
  Purchase of websites,
   software, and development       (38,283)         (8,000)           (46,283)
  Payments on Installment
   payable                        (150,000)              -           (569,013)
                           ---------------- ---------------    ---------------
Net Cash (Used) by
  Investing Activities            (258,012)        (99,602)          (907,499)
                           ---------------- ---------------    ---------------
Cash Flows from Financing
 Activities:
  Principal payments on
   notes payable                    (1,038)              -             (1,277)
  Proceeds from preferred
   and common stock offering       105,000       2,899,623          4,437,693
  Proceeds from common stock
   issuance                              -               -            300,000
  Dividends paid in cash                 -               -             (7,356)
  Payment of stock offering
  costs                            (30,901)       (958,459)        (1,050,586)
                           ---------------- ---------------    ---------------
     Net Cash Provided by
     Financing Activities           73,061       1,941,164          3,678,474
                           ---------------- ---------------    ---------------
Net Increase (Decrease)
  in Cash                          (11,896)        104,132             48,351

Cash at Beginning of Period         60,247               -                  -
                           ---------------- ---------------    ---------------
Cash at End of Period      $        48,351  $      104,132     $       48,351
                           ---------------- ---------------    ---------------


                                    [Continued]

                                  BIDBAY.COM, INC.
                           [A Development Stage Company]

             UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS  [Continued]


                                      For the Six               From Inception
                                      Months Ended              on December 21,
                                        June 30,                1999 Through
                           ---------------- ---------------       June 30,
                                 2001             2000                2001
                           ---------------- ---------------    ---------------
Supplemental Disclosures
  of Cash Flow Information:
Cash paid during the year
 and from inception for:
  Interest                 $         1,296  $            -     $        2,845
  Income taxes             $             -  $            -     $            -

Supplemental Schedule of Non-Cash Investing and Financing Activities:
  For the period ended June 30, 2001:
    The Company declared a dividend on new preferred stock at a rate of $.50 per share or $27,500.
    [See Note 11]

    The Company issued 2,750 shares of common stock in lieu of cash dividends on preferred stock valued at $27,500.

    The Company issued 8,200 shares of common stock for services valued at $82,000 or $10.00 per share.

    The Company issued 13,000 shares of preferred stock and 1,300 shares of common stock for $32,500 which was deposited into the account of an entity related to the president of the Company.

    The Company received 250,000 registered users which increased registered users and decreased stock subscription receivable. [See Note 8]

    The Company credited payable - related party with $2,500 of investor deposits.

    The Company offset $300,000 of installment payable with $300,000 of non cash revenue.

    The Company issued 100,000 shares of common stock in settlement of a lawsuit, for a total of $1,000,000,or $10.00 per share.

    The Company issued 6,000 shares of common stock for the acquisition of two websites valued at $60,000, or $10.00 per share.

    The Company issued 5,500 shares of common stock as an incentive on sales of preferred stock.

    A shareholder exercise the conversion feature of preferred stock by returning 8,000 shares of preferred stock to the Company and the Company issuing 8,000 shares of common stock.

  For the period ended June 30, 2000:

    The Company issued 52,000 shares of common stock to employees for services valued at $260,000 or $5.00 per share.

    The Company issued 126,150 shares of common stock for promotional giveaways valued at $630,750 or $5.00 per share.

    The Company declared a dividend on preferred stock at the rate of $.25 per share or $289,967. [See Note 11]


                                   [Continued]

                               BIDBAY.COM, INC.
                         [A Development Stage Company]

                 UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                                 [Continued]

Supplemental Schedule of Non-Cash Investing and Financing Activities:

  For the period ended June 30, 2000:

    The Company issued 57,993 shares of common stock in lieu of cash dividends on preferred stock valued at $289,967 or $5.00 per share.

    The Company entered into an agreement with Speedy Click for the purchase of 1,000,000 registered users valued at $1.00 each for a total of $1,000,000. The $1,000,000 was payable with 200,000 shares of preferred stock valued at $5.00 per share. A subscription receivable of $540,065 has been established due to the Company issuing 200,000 shares of preferred stock and only receiving 459,935 registered users. [See Note 8]



        The accompanying notes are an integral part of these unaudited condensed financial statements.

                       BIDBAY.COM, INC.
                [A Development Stage Company]

       NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Bidbay.Com, Inc. ("the Company") was organized under the laws of the State of California on December 21, 1999. On March 3, 2000, the Company effected a change of domicile to Nevada. The company is considered to be in the development stage as defined in SFAS No. 7. The Company is engaging in the business of developing and marketing an internet auction site. The Company is marketing regional stores which would focus on auction activity within a specific region. The Company may also pursue other internet related business.

Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2001 and 2000 and for the periods then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.
It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2000 audited financial statements. The results of operations for the periods ended June 30, 2001 are not necessarily indicative of the operating results for the full year.

Proposed Public Stock Offering - The Company is proposing to make a public offering of 6,000,000 shares of its previously authorized but unissued common stock and 234,000 issued and outstanding shares owned by officers, directors, employees and a consultant of the Company. This offering is proposed to be registered with the Securities and Exchange Commission on Form SB-2. An offering price of $10 per share has been arbitrarily determined by the Company. The Company will pay a 15% commission if brokers are used in the offering, otherwise the offering will be managed by the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering estimated to be approximately $116,500.

Use of Estimates - The preparation of unaudited condensed financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment - Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed for financial statement purposes on a straight-line basis over the estimated useful lives of the assets, which ranges from five to seven years.

Intangible Assets - Registered user names database resulting from agreements negotiated by management are recorded at fair value of cash and total stock issued. Registered user names database is amortized over 36 months on a straight-line basis which represents the estimated period of benefit. [See Note 5]

                       BIDBAY.COM, INC.
                [A Development Stage Company]

       NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

 NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No.
109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes.
[See Note 15]

Dividend Policy - The Company has not paid any dividends on common stock to date and does not anticipate paying dividends on common stock in the foreseeable future. The Company has declared and paid dividends on preferred stock [See Note 11].

Promotional Inventory - The Company maintains an inventory to be given away as prizes and awards for promotional activities. The
Company carries these items at the lower of cost or market.

Revenue Recognition - Online transaction revenues are derived primarily from placement of "banners" on the Company's website. The Company also derives revenue from insertion of advertisers banners in the Company's weekly emails to its registered users. Revenue is recognized in the periods when the advertising occurs.

The Company charges users fees for auction listing on the Company's website. The user may enhance their listing through category placements, fonts, and similar graphics for additional costs. Revenue is recognized at the time the auction is listed on the Company's website.

Earnings (Loss) Per Share - The Company accounts for earnings per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share", which requires the Company to present basic earnings (loss) per share and dilutive earnings (loss) per share when the effect is dilutive. [See Note 16]

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Advertising - The Company recognizes advertising expense in accordance with SOP 93-7 "Reporting on Advertising Costs." As such, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the cost of communicating advertising in the period in which the advertising space is used. For the six months ended June 30, 2001 and 2000 advertising costs amounted to $63,139 and $666,032, respectively.

Website Costs - The Company has adopted the provisions of EITF 00-2, "Accounting for Web Site Development Costs." Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset. During the six months ended June 30, 2001, the Company expensed $19,904 as research and development cost related to the planning of additional software modules. The Company also capitalized an additional $98,283 of websites, software, and website development costs during the six months ended June 30, 2001.

                       BIDBAY.COM, INC.
                [A Development Stage Company]

       NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

 NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Stock Based Compensation - The Company accounts for its stock based compensation in accordance with Statement of Financial Accounting Standard 123 "Accounting for Stock-Based Compensation". This statement establishes an accounting method based on the fair value of equity instruments awarded to employees as compensation. However, companies are permitted to continue applying previous accounting standards in the determination of net income with disclosure in the notes to the financial statements of the differences between previous accounting measurements and those formulated by the new accounting standard. The Company has adopted the disclosure only provisions of SFAS No. 123, accordingly, the Company has elected to determine net income using previous accounting standards. Stock issued to non-employees is valued based on the fair value of the services received or the fair value of the stock given up.

Internet Advertising - EITF No. 99-17 was recently issued. The Company's policy is to recognize revenue and expense at fair value from an advertising barter transaction only if the fair value of the advertising surrendered in the transaction is determinable based on the Company's historical practice of receiving cash, marketable securities, or other consideration that is readily convertible to a known amount of cash for similar advertising from buyers unrelated to the Company. If the fair value of the advertising surrendered in the barter transaction is not determinable, the barter transaction is recorded based on the carrying amount of the advertising surrendered, which is likely to be zero.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133)", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Recission of SFAS No. 53 and Amendment to SFAS No. 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued. SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the unaudited condensed financial statements would not have been significant.

NOTE 2 - GOING CONCERN

The accompanying unaudited condensed financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception, and has not yet achieved profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is continuing to promote its website and plans to raise additional revenues through enhancement fees. Management further proposes to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital or in achieving profitable operations. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                       BIDBAY.COM, INC.
                [A Development Stage Company]

       NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 - PROMOTIONAL INVENTORY

The following is a summary of inventory (carried at the lower of cost or market value) as of June 30, 2001. The Company holds contests and giveaways for registered users of its site. Promotional inventory has been acquired for the purpose of providing prizes and awards to winners of these contests and giveaways.

                               June 30,
                        ---------------------
                            2001       2000
                        ----------  ---------
Promotional inventory   $   48,479  $  35,169
                        ==========  =========

At June 30, 2001 management estimated that a reserve for inventory obsolescence was not necessary.

NOTE 4 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment - at cost, less accumulated depreciation as of:

                                                       June 30,
                                                ---------------------
                                                   2001        2000
                                                ----------  ---------
Office and computer equipment                   $  254,016  $  89,012
Leasehold improvements                              38,187      2,592
Websites, software, and website development        117,283     19,000
                                                ----------  ---------
                                                   409,486    110,604
Less:  accumulated depreciation                    (56,088)    (6,384)
                                                ----------  ---------
                                                $  353,398  $ 104,220
                                                ==========  =========

Depreciation expense for the six months ended June 30, 2001 and 2000 amounted to $31,229 and $6,352, respectively.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of an electronic database of registered users which have been purchased. The Company entered into various agreements with Speedy Click [a.k.a. Network Commerce,
Inc.] to purchase a total of 11,000,000 registered users at the rate of $1.00 each for a total of $11,000,000. The Company has capitalized the costs associated with purchasing the registered users and has estimated their useful life to be 36 months.  As of
June 30, 2001, Speedyclick has delivered an estimated 5,695,471 registered users. The following schedule details the carrying value at each period end.
                                                       June 30,
                                                ---------------------
                                                   2001        2000
                                                ----------  ---------
Registered users                               $ 5,695,471  $ 459,935
Less:  accumulated amortization                 (1,412,559)    (9,655)
                                                ----------  ---------
                                                $4,282,912  $ 450,280
                                                ==========  =========

Amortization expense for the six months ended June 30, 2001 and 2000 amounted to $935,156 and $9,655, respectively.

                       BIDBAY.COM, INC.
                [A Development Stage Company]

       NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6 - RECEIVABLE / PAYABLE - RELATED PARTIES

Payable to related parties - An officer/director/significant shareholder of the Company, and an entity related to him, have made various advances to and from the Company. At June 30, 2001 the net amount owed the related party and the other related entity was $1,068,342. The balance is non-interest bearing and payable on demand. [See Note 13]

During the six months ended June 30, 2001, the Company received advance payments of $550,480 from two companies related through common control. The Company had entered into agreements with each company, BidbayEurope.com and BidbayAustrilia.com, for consulting services to be provided by the Company for business and Website development for each company. The agreements were for $1,000,000 of services, for each company over an unspecified period, for a total of $2,000,000. [See Note 13]

The total of the above payables to related parties at June 30, 2001 was $1,618,822.

Related-party receivable - The Company entered into two agreements with Donald Dayer, a significant shareholder, relating to the development of the Company's business and the private placement of preferred stock. The shareholder is to receive a commission equal to 25% of funds raised through a Regulation D private placement. The shareholder is also to receive 29% from every dollar that is generated into the Company, whether it be in the form of revenue or capital investment up to a maximum of $1,500,000. [See Note 13]. At June 30, 2001, Mr. Dayer had
earned $1,046,669 in commissions and $1,214,136 under the business development agreement. At June 30, 2001, Mr. Dayer had received $171,308 in excess of the amount owed him. During the six months ended June 30, 2001, the Company wrote off the balance due from Mr. Dayer as consulting expense. In June 2001, the Company began legal action against Mr. Dayer [See Note 14].

NOTE 7 - NOTES PAYABLE

The Company has agreed to assume a note payable for a boat previously held by an officer of the Company. The boat was recorded as a promotional inventory item and remains on the books at June 30, 2001. The note payable was originally taken out in September 1997, approximately $29,500 financed, imputed interest rate of 10%, payments of $317 due monthly for 180 months. The Company assumed the payments on the note payable in May 2000. The aggregate annual maturities required on notes payable are as follows:

   June 30,
--------------
     2002                                $  1,308
     2003                                   1,445
     2004                                   1,596
     2005                                   1,763
     2006 and thereafter                   19,445
                                         --------
           Total                           25,557
           Less current maturities         (1,308)

           Long-term portion             $ 24,249
                                         ========

                       BIDBAY.COM, INC.
                [A Development Stage Company]

       NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 8 - INSTALLMENT PAYABLE

The Company entered into several agreements with Speedy Click (aka Network Commerce, Inc.), wherein Speedy Click was to provide a total of eleven million registered users at $1.00 each for a total purchase price of $11,000,000. Payment was to be paid in the form of $1,000,000 cash, 200,000 shares of preferred stock with an agreed upon value of $5.00 per share and 1,800,000 shares of common stock valued at $5.00 per share.

As of June 30, 2001, the Company paid $1,000,000 of this liability through issuance of 200,000 shares of preferred stock to Speedy Click at $5.00 a share. The Company paid $9,000,000 of this liability through the issuance of 1,800,000 shares of common stock to Speedy Click at $5.00 per share. The Company has paid cash of $569,013 and received an offsetting credit of $400,000 against a separate receivable due from Speedy Click [See Advertising Agreement described later]. The balance due Speedy Click is $30,987 as of June 30, 2001.

Speedy Click has delivered only 5,695,471 of the 11,000,000 registered users at June 30, 2001. The Company has established a subscription receivable of $5,304,529 for the balance of the 11,000,000 registered users to be delivered. The Company is reflecting the balance due as a subscription receivable due to the fact that $10,000,000 of the Company's preferred and common stock has been issued to Speedy Click. Speedy Click is to pay for the stock through delivery of registered users. As the registered users are delivered, the registered users asset account will reflect the additional users and the subscription receivable account will be decreased. The subscription receivable is classified on the balance sheet as a reduction to stockholders equity.

During June 2001, the Company began negotiating for the return of common and preferred stock from Speedy Click as the Company still has not received the balance of the names purchased.

Advertisement Agreement - In November 2000, the Company entered into eight monthly agreements with Speedy Click wherein the Company will feature Speedy Click in its weekly newsletter to the Company's registered users. Each agreement is for $50,000 per month or a total of $400,000. The Company and Speedy Click agreed to offset the amount receivable under the advertisement agreement with amounts payable under the registered users agreement. As of June 30, 2001, $400,000 has been recorded as revenue and offset against the installment payable liability.

NOTE 9 - INVESTOR DEPOSITS

During the year ended December 31, 2000, the Company received proceeds from several non-accredited investors. The total number of non-accredited investors exceeded limitations of no more than thirty five non-accredited investors for a 506 regulation D offering. The non-accredited investors which exceeded the limit of thirty five were given the option of accepting a refund of their investments, purchasing common stock from the personal holdings of the Company's President, purchasing common stock from the personal holdings of a Company controlled by the Company's President, or providing documentation that the non-accredited investor is really an accredited investor. The Company has recorded the proceeds from the non-accredited investors which had not responded to the letters as a liability labeled Investor deposits in the unaudited condensed financial statements at June 30, 2001. At June 30, 2001, the Company held funds in the amount of $135,300 from these non-accredited investors.

                       BIDBAY.COM, INC.
                [A Development Stage Company]

       NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 10 - DEFERRED REVENUE

Speedy Click (AKA Network Commerce, Inc.) paid $120,000 for a twelve month banner advertising campaign and for the use of an online store in the BidBay shops. The agreement commenced July 12, 2000. At December 31, 2000, $65,000 of this amount was recorded as a deferred revenue item. The Company also received $57,500 from Switchboard.com during December 2000 for advertising and promotion to begin January 2001. These amounts comprised the deferred revenue of $122,500 at December 31, 2000. During the six months ended June 30, 2001, $60,000 was recognized as revenue related to the Speedyclick agreement. The $57,500 from the Switchboard.com agreement was recognized as revenue in January 2001. At June 30, 2001, the total deferred revenue was $5,000.

NOTE 11 - CAPITAL STOCK

Preferred Stock - The Company authorized 10,000,000 shares of preferred stock, $.001 par value with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.

Convertible Redeemable Preferred Stock - The Company has designated shares of 10% convertible redeemable non-cumulative non-compounding preferred stock at a purchase price of $2.50 per share. The holders of the preferred stock are entitled to annual dividends once declared and approved by the Company's Board of Directors. The dividend is 25 cents per share per annum. Each share of preferred stock is convertible into one share of common stock. The Company has the right to cause a partial or complete redemption of the shares.

The Company has the option to redeem all or any portion of the preferred stock after June 15, 2000 by paying cash or shares of common stock of a publicly traded company having a market value equal to 110% of the original purchase price of the shares plus a non-cumulative non-compounded dividend at the rate of 10% per annum. The redemption price may be paid depending on the preferred stockholder, in cash, in shares of the common stock of a publicly traded company, or in any combination of both cash and stock. For the purpose of determining the number of shares of common stock to be issued in a redemption of the preferred stock, the following formula applies: If the common stock is immediately tradable on the date of the redemption, then the number of shares will be calculated based on the average last sale price of the stock on the five (5) trading days immediately preceding the date of the declaration of the redemption. If the common stock is restricted pursuant of Rule 144 of the Securities Act of 1933, as amended, with any holding period remaining, then the number of shares will be calculated based on 90% of the average last sale price of the stock on the five (5) trading days immediately preceding the date of the declaration of the redemption. The redemption right relates to all shares, as adjusted for stock splits, stock dividends and similar events.

The preferred stockholders may convert each share of preferred stock into one share of common stock at any time after the shares are issued. The Company does not have the right to require a conversion of the preferred stock to common stock.

Each share of the preferred stock has one vote to the same extent as the outstanding common stock. The common stock into which the preferred stock is convertible has the same voting right as the currently outstanding common stock.

                       BIDBAY.COM, INC.
                [A Development Stage Company]

       NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 11 - CAPITAL STOCK [Continued]

During the six months ended June 30, 2001, the Company issued 42,000 shares of preferred stock and 4,200 shares of common stock and received approximately $105,000. The Company also issued 13,000 shares of preferred stock and 1,300 shares of common stock for $32,500 which was received by an entity related to the president of the Company and offset against related party payables. Total proceeds through June 30, 2001 for the sale of preferred stock and .1 shares of common stock is approximately $4,470,193.

Conversions of preferred stock into common stock - During the six months ended June 30, 2001, the Company had a shareholder exercise the conversion feature of the Company's preferred stock.
The Company cancelled 8,000 shares of preferred stock and issued
8,000 shares of common stock to this shareholder.

Preferred Stock Subject to Rescission - As discussed in Note 14, various states where the Company sold preferred stock, could potentially bring claims and make allegations against the Company
[See Note 14].

In the event these claims are successfully brought against the Company, the Company may be required to offer a rescission of the stock purchase to all the purchasers who qualify under the claims. Accordingly, the Company has reclassified $4,470,193 in proceeds from stockholder's equity to preferred stock subject to rescission to reflect this possibility.

Dividends - As of December 31, 2000, the Company had declared a $.25 dividend on 1,933,077 shares of preferred stock for a total of $483,269. As of December 31, 2000, the Company paid $7,357 in cash and issued 95,183 shares of common stock to pay $475,912 of the dividends declared, or $5.00 per share. During the six months ended June 30, 2001, the Company declared a dividend on recent sales of preferred stock in the amount of $27,500. During the six months ended June 30, 2001, $27,500 was paid with 2,750 shares of common stock at $10.00 per share.

Through December 31, 2000, the Company had sold 1,733,077 shares of convertible preferred stock at $2.50 per share. Common stock sold during the same time period was sold at $5.00 per share. In accordance with ETIF 98-5, "Accounting for Convertible Securities with Beneficial Features on Contingently Adjustable Conversion," the Company recorded a dividend of $2.50 per share, or a total of $4,332,693.

For the six months ended June 30, 2001, the Company had sold 55,000 shares of convertible preferred stock at $2.50 per share. Common stock was being offered at $10.00 per share during this period. In accordance with ETIF 98-5, the Company recorded at dividend of $7.50 per share, or a total of $412,500.

The dividends are considered a liquidating dividend due to the Company having no retained earnings to offset the dividend.
Liquidating dividends are reflected as a reduction to capital in excess of par value.

                       BIDBAY.COM, INC.
                [A Development Stage Company]

       NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


NOTE 11 - CAPITAL STOCK [Continued]

Common Stock - The company has authorized 100,000,000 shares of common stock, $.001 par value. During the six months ended June
30, 2001, the Company made various issuances of common stock.
The issuances are as follows:

The Company issued common stock as an incentive to investors
purchasing the Company's preferred stock.   The incentive was a
ten percent common stock to preferred stock ratio. During the six months ended June 30, 2001, the Company issued 5,500 shares of common stock as part of the preferred stock incentive.

The Company issued 2,750 shares of common stock to pay $27,500 of dividends declared or $10.00 per share.

During the six months ended June 30, 2001, the Company issued
8,200 shares of common stock to employees, officers and directors for consultation, programming, or other services rendered valued at $82,000, or $10.00 per share.

The Company also issued 100,000 shares of common stock, at $10.00 per share, for settlement of $1,000,000 contingent liability debt related to a lawsuit by a former employee.

In April 2001, the Company issued 6,000 shares of common stock related to the purchase of two websites valued at $60,000 or $10.00 per share.

The Company issued 8,000 shares of common stock for the conversion of 8,000 shares of convertible preferred stock.

NOTE 12 - STOCK OPTIONS

At December 31, 2000, the Company had options outstanding to purchase 249,000 shares of common stock at a price of $5.00 per share. During the six months ended June 30, 2001, the Company cancelled options to purchase 13,000 shares of common stock. No options were issued, forfeited or exercised during the six months ended June 30, 2001.

NOTE 13 - RELATED PARTY TRANSACTIONS

Business development and stock offering agreement - The Company entered into an agreement with Donald Dayer, a significant shareholder of the Company, for services related to the development of the Company's business. The agreement states that the shareholder is to receive twenty-nine percent (29%) of all funds received, whether in the form of revenue or capital investment, until $1,500,000 is paid to the shareholder. The $1,500,000 may be increased or decreased if both parties agree to the change.

The Company entered into a second agreement with Donald Dayer, a significant shareholder, for services related to a Section 506 Regulation D offering. The agreement states the shareholder is to receive a commission of twenty five percent (25%) for all funds raised by him through the offering.

The Company has paid $135,610 to Donald Dayer for the six months ended June 30, 2001 and $2,260,805 in total for both agreements through June 30, 2001. The payments for the 25% agreement, which totaled $1,046,669, were offset against the proceeds from the offering.

                       BIDBAY.COM, INC.
                [A Development Stage Company]

       NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 13 - RELATED PARTY TRANSACTIONS [Continued]

As a result of the two agreements previously mentioned, Donald
Dayer received a total of 54% of the proceeds from the Regulation
D stock offering.

In June 2001, the Company began litigation against Mr. Dayer [See
Note 14].

Leases - The Company is renting property on a month to month basis from an officer of the Company or an entity related to him.
The following describes the underlying leases on the properties held by the related parties:

     The Company is making payments related to a lease agreement which has George Tannous and Affiliates
     (GTA), a related party, as the leasee. The lease agreement is for office space located at three locations in Tujunga, California. The lease agreement is for five (5) years beginning on April 1, 1999 and ending March 31, 2004. Monthly payments are scheduled for $2,200 for the first 24 months and monthly payments of $2,400 for the remaining 36 months. The
     Company had expensed $14,400 for the six months ended
     June 30, 2001.

     The Company made a payment related to a lease agreement which had GT, a related party, as the leasee. The lease agreement was for office space located in Tujunga, California. The lease began March 1, 2000 and ended February 28, 2001. Payments were scheduled for $700 due monthly. The Company made one lump sum payment of $9,100 during the year ended December 31, 2000. The Company did not renew this lease upon completion in February 2001.

     The Company made a payment related to a lease agreement which had GT, a related party, as the leasee. The lease agreement was for storage space located in Tujunga, California. The lease began April 30, 2000 and ended April 20, 2001. Payments were scheduled for $50 due monthly. The Company made one lump sum payment of $600 during the year ended December 31, 2000. The Company did not renew this lease upon completion in April 2001.

     The Company is making payments related to a lease agreement which has GTA, a related party, as the leasee. The lease agreement is for office space located in Westwood, California. The lease began September 10, 1999 and ends September 9, 2001.
     Payments were scheduled for $3,500 due monthly for the first twelve months and $4,625 due monthly for the last twelve months. The Company has subleased this office space for the lease amount and has netted the proceeds from subleasing with the expense of the lease. The result is the Company expensed $0 during the six months ended June 30, 2001.

                       BIDBAY.COM, INC.
                [A Development Stage Company]

       NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 13 - RELATED PARTY TRANSACTIONS [Continued]

Related Party Payable - During the year ended December 31, 2000, certain deposits for stock proceeds in the amount of $134,280 were deposited outside the Company accounts by GTA. Certain deposits for stock proceeds in the amount of $41,200 were deposited outside the Company accounts by an officer of the Company. The Company assumed a $30,000 liability from GTA. The Company advanced GTA and GT $17,000 and $127,000, respectively. The Company also paid $8,832 of GT expenses. For the six months ended June 30, 2001, certain deposits for stock proceeds in the amount of $32,500 were deposited outside the Company accounts by GTA. The Company also paid $10,833 of GT expenses.

The Company received proceeds related to a 506 regulation D offering from approximately seventy non-accredited investors in excess of the allowed numbers. The Company gave these investors the option to have their money refunded or to purchase common stock from an officer or an entity related to the officer. The investors which choose to purchase common stock from the related parties totaled $(186,500). GT also advanced the company $(238,000). GT and GTA paid various Company expenses, including website costs, on behalf of the company which amounted to $(328,287). During the six months ended June 30, 2001, GT advanced the Company $(712,200). A non-accredited investor choose the option to purchase common stock from an officer's personal holdings totaling $(5,000).

The net effect of the above transactions at December 31, 2000 is $(394,475) which was owed to an officer and an entity related to him. The net effect of these transactions at June 30, 2001 is $(1,068,342) which is owed to an officer and an entity related to him. [See Note 6]

Related Companies - During the six months ended June 30, 2001, the Company received loans of $550,480 from two companies related through common control. The Company also entered into agreements with each company, BidbayEurope.com and BidbayAustrilia.com, for consulting services to be provided by the Company. The agreements were for $1,000,000 each for a total of $2,000,000 over an unspecified period. [See Note 6]

Compensation to officers - For the six months ended June 30, 2001, the Company paid cash compensation to its officers totaling $161,458.

Advertising Revenue and Agreements - The Company has entered into various agreements with an entity which is a shareholder of the Company including advertising agreements. [See note 8]

Consulting - During the six months ended June 30, 2001, the
Company paid $8,000 to a shareholder for consulting services related to maintenance and minor enhancements of the Company's website.

The Company is paying a relative of an officer of the Company
$500 per week to provide consulting services related to customer service. For the six months ended June 30, 2001, the Company paid this individual $14,000.

                       BIDBAY.COM, INC.
                [A Development Stage Company]

       NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


NOTE 14 - COMMITMENTS AND CONTINGENCIES

Litigation - The Company had been named as a co-defendant in a lawsuit involving a former employee of the Company. The President, other business entities of the President and the Company have been named in the suit. The former employee alleged that the Company violated terms of an agreement with the former employee by terminating employment without cause. The former employee had made claims that the Company and its President made false accusations of racism and involvement in hate crimes of an undisclosed nature. The Company has filed suit against the same former employee alleging that the former employee gained illegal access to certain of the Company's proprietary intellectual information for the purpose of doing harm to the Company and to steal customers from the Company. During April 2001, the Company has negotiated a settlement by paying $30,000 cash and in May 2001, issuing 100,000 shares of the Company's common stock to the former employee and his attorney as full settlement of this liability.

Securities Litigation - On August 22, 2000, the State of Pennsylvania issued against BidBay.com, Inc. and Donald Dayer a summary order to cease and desist from offering and selling BidBay securities within the Commonwealth of Pennsylvania in violation of the Pennsylvania Securities Act of 1972. Pennsylvania claimed that the securities were sold by a person or persons who were not licensed to sell securities within the state. Pennsylvania further alleged that the Company had omitted material facts from its offering materials.

The Pennsylvania Securities Commission, on December 31, 2000, filed a complaint alleging that BidBay, Dayer, and another individual continued to offer for sale the securities of BidBay in violation of the cease and desist order. Sales of BidBay securities were made to three Pennsylvania residents for a total of $25,000 in proceeds. Each violation could result in civil penalties not to exceed $10,000 plus court costs.

In March 2001, the Company has negotiated a settlement with the Pennsylvania Securities Commission. The settlement with the Pennsylvania Securities Commission included a Consent to Permanent Injunction which contained various conditions. The Company paying $3,000 in civil penalties, $1,000 in court costs and offering rescission to three Pennsylvania residents who bought the Company's securities. Only one investor requested a rescission of their investment, wherein the Company paid $4,000 plus $126 for interest for a total of $4,126. The other two investors requested to keep the securities purchased from the Company.

Other Potential Securities Claims - The Company sold securities in approximately 30 different states pursuant to a Form D. The Company filed a Form D reporting this transaction to the SEC, and claimed exemption under Rule 506. A few states have made inquiries into the offering and the Company has supplied information as requested. Enforcement actions have been brought against the Company by the states of Pennsylvania (See Above) and Utah. In the Utah action, the Company entered into a stipulation that it had paid a commission to a person for the sale of securities who was not duly licensed to sell securities in the State of Utah. The Company paid a fine of $1,000 to the State of Utah. The possibility exists that each of the states, where the Company sold securities, could bring allegations against the Company similar to those brought by the states of Pennsylvania and Utah.

                       BIDBAY.COM, INC.
                [A Development Stage Company]

       NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 14 - COMMITMENTS AND CONTINGENCIES [Continued]

The Company disputes the following assertions, but it is possible that the issuance of shares described above may have violated provisions of the federal and state securities laws which may result in purchasers seeking to return their shares for cash. There can be no assurance that the SEC or applicable state authorities will not pursue any enforcement action. At June 30, 2001, the Company has reclassified $4,470,193 in proceeds received from sale of preferred stock as preferred stock subject to potential rescission.

An officer of the Company and a significant shareholder have sold personal holding of the Company's common stock to private individuals. It is possible the proceeds from these private sales may also be subject to rescission. The Company estimates the total proceeds from these sales to be approximately $1.2 million.

Based upon the best information available to the Company at this time, the Company has calculated a range of possible exposure that exists for the Company in light of the civil liabilities described above. Accordingly, in the event these potential civil liabilities are successfully asserted, the Company could be liable to the shareholders, and to any shareholder that immediately purchased from these shareholders, in an approximate amount ranging from $25,000 up to $5.6 million, plus interest. The $5.6 million is based on the $4.4 million in proceeds plus approximately $1.2 million in proceeds which related parties received through private sales agreements. The foregoing range could be adjusted higher or lower depending upon adjustments to any of the referenced items, and as any new information becomes available to the Company. The Company has not made any expense accrual or allowance for any potential claims in its financial statements.

Consultant Agreement - The company has entered into an agreement with Donald Dayer ("Dayer") wherein the Company has agreed to compensate Dayer one million five hundred thousand dollars for his assistance in developing the Company's business. The fee will be paid over time by Dayer receiving 29% from every dollar that is generated into the Company whether it be in the form of revenue or capital investment. The Company has also entered into an agreement with Dayer wherein Dayer would market preferred and/or common stock of the Company offered through a Regulation D offering. Dayer is to receive 25% on all sales made by him including any resales after initial sales. This agreement only applies to funds raised privately by the Company that are assisted by Dayer and do not apply to any future public stock offerings the Company may undertake. As a result of the two agreements above, Donald Dayer received a total of 54% of the proceeds from the Regulation D stock offering. The Company terminated consulting agreements with Mr. Dayer and began legal proceeding on June 30, 2001 [See Notes 13].

Litigation - Donald Dayer - In June 2001, the Company brought suit against Mr. Dayer, a consultant who had assisted the Company with a private placement of stock and business development [See
Note 13]. The Company contends that Mr. Dayer misrepresented himself as a licensed securities broker. The Company is seeking a refund of all proceeds paid to Mr. Dayer, which is approximately $2,200,000.

Advertising Agreements - In its normal course of business, the Company enters into agreements to sell advertising as well as agreements to purchase advertising. These commitments are for varying lengths of time but generally no longer than six months.

                       BIDBAY.COM, INC.
                [A Development Stage Company]

       NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 14 - COMMITMENTS AND CONTINGENCIES [Continued]

Negotiations - Speedy Click - In June 2001, the Company began negotiations with Speedy Click concerning the agreements for delivery of registered users. The Company believes Speedyclick has breached its agreement by not providing all the registered users which the Company had paid for. The Company is seeking a settlement which will likely include Speedy Click returning a pro-rata portion of preferred and common stock which the Company had previously issued. The Company does not current expect Speedy Click to have the ability to provide any additional registered users.

Accrued Expenses - The Company has accrued potential penalties and interest on the delinquent payment of payroll taxes. The potential liabilities are reflected as part of accrued expenses on the face of the balance sheet as of June 30, 2001 and December 31, 2000. The following is a summary of accrued expenses as of:

                                             June 30,         December 31,
2001	2000
                                          ---------------   ---------------
Accrued payroll                           $        9,794    $        9,178
Federal payroll tax liabilities                  103,220           146,981
State payroll tax liabilities                      4,567            20,189
Estimated interest and penalties
  on delinquent payment of payroll taxes          14,467            14,467
                                          ---------------   ---------------
                                          $      132,048    $      190,815
                                          ===============   ===============

NOTE 15 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 Accounting for Income taxes. SFAS 109 requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards. At June 30, 2001, the total of all deferred tax assets was approximately $3,172,000 and the total of the deferred tax liabilities was $0. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined.
Because of the uncertainty surrounding the realization of the deferred tax assets, the Company has established a valuation allowance of approximately $3,172,000 as of June 30, 2001, which has been offset against the net deferred tax assets. The net change in the valuation allowance during the six months ended June 30, 2001 amounted to approximately $705,000.

                       BIDBAY.COM, INC.
                [A Development Stage Company]

       NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 16 - EARNINGS (LOSS) PER SHARE

The following data show the amounts used in computing earnings
(loss) per share and the effect on income and the weighted average number of shares of dilutive potential common stock for:

                                                                From Inception
                      For the Three           For the Six       on December 21,
                      Months Ended            Months Ended        1999 Through
                         June 30,                June 30,          June 30,
               -------------------------  ----------------------- -------------
                    2001       2000           2001       2000         2001
               ------------  -----------  ----------- ----------- -------------
Net (loss)
  available to
  common
  shareholders $  (954,510) $ (3,319,086) $(2,218,327)$(5,631,892)$(13,288,526)
               ------------  -----------  ----------- ----------- -------------
Weighted average
 number of common
 shares
 outstanding
 used in earnings
 (loss) per
 share during
 the period     52,585,491    50,204,341   52,538,002  50,126,124   51,229,934
               ------------  -----------  ----------- ----------- -------------

Diluted earnings (loss) per share was not presented as its effect would be anti-dilutive.

NOTE 17 - CONCENTRATIONS

For the six months ended June 30, 2001, the Company recognized $117,500 in revenues from banner ads and $300,000 in insertion orders from Network Commerce, Inc. (aka Speedy Click). The total of $417,500 represented 87% of the total revenues for the six months ended June 30, 2001.

NOTE 18 - SUBSEQUENT EVENTS

Proposed Public Stock Offering - The Company is proposing to make a public offering of 6,000,000 shares of its previously authorized but unissued common stock and 234,000 shares previously issued and outstanding owned by officers, directors, employees and a consultant of the Company. This offering is proposed to be registered with the Securities and Exchange Commission on Form SB-2. An offering price of $10 per share has been arbitrarily determined by the Company. The Company will pay a 15% commission if brokers are used in the offering, otherwise the offering will be managed by officers of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering estimated to be approximately $116,500.

Litigation - Subsequent to June 30, 2001, the Company was named in a lawsuit by eBay Inc. eBay is claiming trademark infringement by use of the word "bay" in its title and displaying a rainbow colored logo to give users a sense of its similarity to eBay. At this time, management cannot predict what the ultimate outcome will be, but believes the suit is without merit. Management intends to vigorously defend itself in this matter.
No accrual for possible losses or settlements has been recorded in the accompanying financial statements.

                        BIDBAY.COM, INC.
                [A Development Stage Company]

                      FINANCIAL STATEMENTS

                       DECEMBER 31, 2000

                       BIDBAY.COM, INC.
                [A Development Stage Company]




                          CONTENTS
                                                           PAGE

-     Independent Auditor's Report                          1


-     Balance Sheet, December 31, 2000                  2 - 3


-     Statements of Operations, for the year ended
           December 31, 2000 and from
           inception on December 21, 1999
           through December 31, 1999 and 2000               4


-     Statement of Stockholders' Equity (Deficit),
           from inception on December 21, 1999
           through December 31, 2000                        5


-     Statements of Cash Flows, for the year ended
           December 31, 2000 and from inception
           on December 21, 1999 through
           December 31, 1999 and 2000                   6 - 7


-     Notes to Financial Statements                    8 - 23

                  INDEPENDENT AUDITOR'S REPORT



Board of Directors
BIDBAY.COM, INC.
Tujunga, California

We have audited the accompanying balance sheet of Bidbay.com, Inc. [a development stage company] as of December 31, 2000, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2000 and for the period from inception on December 21, 1999 through December 31, 1999 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bidbay.com, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the year ended December 31, 2000 and for the period from inception through December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company was only recently formed, has incurred losses since its inception, has current liabilities in excess of current assets and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


PRITCHETT, SILER & HARDY, P.C.

February 16, 2001, except for Note 17 as to which the date is April 9, 2001

Salt Lake City, Utah

                         BIDBAY.COM, INC.
                  [A Development Stage Company]

                         BALANCE SHEET


                            ASSETS

                                                     December 31,
                                                         2000
                                                     ------------

CURRENT ASSETS:
     Cash                                            $     60,247
     Employee receivables                                   7,245
     Promotional inventory                                 47,545
     Related-party receivable                             167,352
     Other current assets                                   2,075
                                                     ------------
          Total Current Assets                            284,464

PROPERTY AND EQUIPMENT, net                               216,615

INTANGIBLE ASSETS:
     Registered user names, net                         4,968,068
                                                      -----------
                                                      $ 5,469,147
                                                      ===========


                           [Continued]
                               -2-

                         BIDBAY.COM, INC.
                 [A Development Stage Company]

                          BALANCE SHEET

                           [Continued]

          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                      December 31,
                                                          2000
                                                      ------------
CURRENT LIABILITIES:
     Accounts payable                                 $     95,836
     Payable to related party                              394,475
     Investor deposits                                     137,800
     Accrued expenses                                      190,815
     Installment payable                                   480,987
     Current portion of note payable                         1,204
                                                       -----------
          Total Current Liabilities                      1,301,117

NOTES PAYABLE, less current portion                         25,391

DEFERRED REVENUE                                           122,500

CONTINGENT LIABILITIES                                   1,030,000
                                                       -----------
          Total Liabilities                              2,479,008
                                                       -----------

STOCK SUBJECT TO POTENTIAL RESCISSION
     10% convertible redeemable Preferred stock,
       $.001 par value, 10,000,000 shares authorized,
       1,733,077 shares issued and outstanding           4,332,693
                                                       -----------
STOCKHOLDERS' EQUITY (DEFICIT):
     10% convertible redeemable Preferred stock,
       $.001 par value, 10,000,000 shares authorized,
       200,000 shares issued and outstanding                   200
     Common stock, $.001 par value, 100,000,000
       shares authorized, 52,357,141 shares issued and
       outstanding                                          52,357
     Capital in excess of par value                     10,413,654
     Deficit accumulated during the
       development stage                                (6,254,236)
     Less: subscription receivable                      (5,554,529)
                                                       ------------
          Total Stockholders' Equity (Deficit)          (1,342,554)
                                                       ------------
                                                      $  5,469,147
                                                      =============

     The accompanying notes are an integral part of this financial statement.

                           BIDBAY.COM, INC.
                    [A Development Stage Company]

                     STATEMENTS OF OPERATIONS


                                                     From Inception
                                                     on December 21,
                             For the                 1999 Through
                            Year Ended               December 31,
                           December 31,     --------------------------------
                              2000               1999               2000
                           ------------     --------------    --------------
REVENUE                    $    234,524     $            -    $      234,524
                           ------------     --------------    --------------
EXPENSES:
   Business development       1,359,887                  -         1,359,887
   Advertising                  985,276                  -           985,276
   Promotion                  1,004,621                  -         1,004,621
   Payroll expenses             855,795                  -           855,795
   Amortization and
     Depreciation               502,230                 32           502,262
   General and administrative   697,379             39,000           736,379
   Allowance for settlement
     of litigation            1,030,000                  -         1,030,000
                           ------------     --------------      ------------
         Total Expenses       6,435,188             39,032         6,474,220
                           ------------     --------------      ------------
LOSS FROM OPERATIONS         (6,200,664)           (39,032)       (6,239,696)
                           ------------     --------------      ------------
OTHER EXPENSES:
   Interest expense             (14,540)                 -           (14,540)
                           ------------     --------------      ------------
          Total Other
            Expenses            (14,540)                 -           (14,540)
                           ------------     --------------      ------------
LOSS BEFORE TAXES            (6,215,204)           (39,032)       (6,254,236)

CURRENT TAX EXPENSE                   -                  -                 -

DEFERRED TAX EXPENSE                  -                  -                 -
                           ------------     --------------      ------------
NET (LOSS)                 $ (6,215,204)    $      (39,032)     $ (6,254,236)

DIVIDENDS:
   Dividends declared and
    Intrinsic value of
    the beneficial
    conversion feature of
    convertible preferred
    stock analogous to a
    dividend                 (4,815,962)                 -        (4,815,962)
                           ------------     --------------     -------------
NET (LOSS) AVAILABLE TO
COMMON STOCKHOLDERS        $(11,031,166)    $      (39,032)    $ (11,070,198)
                           ============     ==============     =============
(LOSS) PER COMMON SHARE    $       (.22)    $         (.00)    $        (.22)

     The accompanying notes are an integral part of these financial statements.

                         BIDBAY.COM, INC.
                 [A Development Stage Company]

          STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

        FROM THE DATE OF INCEPTION ON DECEMBER 21, 1999

                     THROUGH DECEMBER 31, 2000
                                                                    Deficit
                                                                   Accumulated
                 Preferred Stock     Common Stock      Capital in  During the
             --------------------   -----------------  Excess of   Development
              Shares       Amount   Shares     Amount  Par Value   Stage
             ----------- --------   -------- --------  ----------- -----------
BALANCE,
 December
 21, 1999              - $      -          - $      -  $         - $        -

Issuance of
 50,000,000
 shares
 common
 stock to
 founders
 for services,
 December 1999,
 at $.001
 per share             -        - 50,000,000   50,000            -          -

Net loss
 for year
 ended
 December
 31, 1999              -        -          -        -           -     (39,032)
             ----------- --------   -------- --------  ----------- -----------
BALANCE,
 December
 31, 1999              -        - 50,000,000   50,000           -     (39,032)

Issuance common
 stock as
 an incentive
 to purchase
 preferred stock
 at $2.50 per
 unit of 1
 preferred
 share and .1
 common share          -        -    173,308      173        (173)          -

Payment of
 preferred
 stock
 offering
 costs                 -        -           -        - (1,019,683)          -

Beneficial
 intrinsic
 value of
 convertible
 preferred
 stock
 recorded
 as a
 liquidating
 dividend
 [See Note 11]         -        -          -        -           -           -

Issuance of
 common stock
 to employees
 for services,
 March 2000,
 through
 December 2000,
 valued at
 $5.00 per
 share                 -        -    102,500      103      512,398          -

Issuance of
 common stock
 for
 promotional
 giveaway,
 June 2000,
 at $5.00
 per share             -         -    126,150      126      630,624          -

Issuance of
 common stock
 for cash,
 July 2000,
 at $5.00
 per share             -        -     60,000       60      299,940          -

Declaration
 of cash
 dividends
 on preferred
 stock, August
 2000, at the
 rate of $.25
 per outstanding
 share of
 preferred stock       -        -          -        -     (483,269)         -

Issuance of
 common stock
 in payment of
 dividend payable
 on preferred
 stock, August
 2000, at $5.00
 per share             -        -     95,183       95       475,817         -

Issuance of
 preferred and
 common stock
 as payment
 for registered
 users, valued
 at $10,000,000
 or $5.00
 per share       200,000      200  1,800,000    1,800    9,998,000          -

Net loss
 for the
 period ended
 December 31,
 2000                  -        -          -        -            -  (6,215,204)
             ----------- --------   -------- --------  ----------- -----------
BALANCE,
 December
 31, 2000        200,000 $    200 52,357,141 $ 52,357  $10,413,654 $(6,254,236)
             =========== ======== ========== ======== ============ ===========

The accompanying notes are an integral part of this financial statement.

                          BIDBAY.COM, INC.
                  [A Development Stage Company]

                    STATEMENTS OF CASH FLOWS

                                                     From Inception
                                                     on December 21,
                             For the                 1999 Through
                            Year Ended               December 31,
                           December 31,     --------------------------------
                              2000               1999               2000
                           ------------     --------------    --------------

Cash Flows from Operating
 Activities:
   Net loss                $ (6,215,204)    $      (39,032)   $   (6,254,236)
   Adjustments to reconcile
    net loss to net cash
    used by operating
    activities:
     Depreciation and
      Amortization              502,230                 32           502,262
     Stock issued for
      Services                  512,500             39,000           551,500
     Stock issued for
      Promotion                 630,750                  -           630,750
     Non-cash receivable       (100,000)                 -          (100,000)
     Allowance for settlement
      of litigation           1,030,000                  -         1,030,000
     Changes in assets and
      liabilities:
       (Increase) in employee
        receivables              (7,245)                 -            (7,245)
       (Increase) in promo-
         tional inventory       (20,709)                 -           (20,709)
       (Increase) in related-
         party receivable      (167,352)                 -          (167,352)
       (Increase) in other
         current assets          (2,075)                 -            (2,075)
       Increase in accounts
         Payable                 95,836                  -            95,836
       Increase in payable
         to related party       394,475                  -           394,475
       Increase in share-
         holder deposits        137,800                  -           137,800
       Increase in accrued
         payroll and payroll
         taxes                  190,815                  -           190,815
       Increase in deferred
         Revenue                122,500                  -           122,500
                              ---------     --------------    --------------
             Net Cash (Used)
              by Operating
              Activities     (2,895,679)                 -        (2,895,679)
                             ----------     --------------    --------------
Cash Flows from Investing
 Activities:
   Purchase of equipment       (222,474)                 -          (222,474)
   Purchase of website
    Development                  (8,000)                 -            (8,000)
   Payments on installment
    Payable                    (419,013)                 -          (419,013)
                            -----------     --------------    --------------
        Net Cash (Used) by
         Investing Activities  (649,487)                 -          (649,487)
                            -----------     --------------    --------------
Cash Flows from Financing
 Activities:
   Principal payments on
    notes payable                  (241)                 -              (241)
   Proceeds from preferred
    stock offering            4,332,693                  -         4,332,693
   Proceeds from common
    stock issuance              300,000                  -           300,000
   Dividends paid in cash        (7,356)                 -            (7,356)
   Payment of stock
    offering costs           (1,019,683)                 -        (1,019,683)
                             ----------      -------------     -------------
        Net Cash Provided
         by Financing
         Activities           3,605,413                  -         3,605,413
                             ----------      -------------     -------------
Net Increase (Decrease)
 in Cash                         60,247                  -            60,247

Cash at Beginning of Period           -                  -                 -
                             ----------      -------------     -------------
Cash at End of Period        $   60,247      $           -     $      60,247
                             ----------      -------------     -------------

                            [Continued]

                          BIDBAY.COM, INC.
                  [A Development Stage Company]

                     STATEMENTS OF CASH FLOWS

                           [Continued]


                                                     From Inception
                                                     on December 21,
                             For the                 1999 Through
                            Year Ended               December 31,
                           December 31,     --------------------------------
                              2000               1999               2000
                           ------------     --------------    --------------
Supplemental Disclosures
 of Cash Flow Information:
   Cash paid during the year
    and from inception for:
     Interest              $      1,549     $            -    $        1,549
     Income taxes          $          -     $            -    $            -

Supplemental Schedule of Non-Cash Investing and Financing
 Activities:

   For the year ended December 31, 2000:
      The Company issued 102,500 shares of common stock to employees for services valued at $512,500 or $5.00 per share.

      The Company issued 126,150 shares of common stock for promotional giveaways valued at $630,750 or $5.00 per share.

      The Company declared a dividend on preferred stock at the rate of $.25 per share or $483,269 [See Note 11].

      The Company issued 95,183 shares of common stock in lieu of cash dividends on preferred stock valued at $475,912 or $5.00 per share.

      In May 2000, the Company purchased a boat for promotional inventory, from the president of the Company by assuming a notes payable with a balance of $26,835.

      The Company entered into an agreement with Speedy Click to purchase 11,000,000 registered users valued at $1.00 each for a total of $11,000,000. The $11,000,000 was payable with $1,000,000 cash, 200,000 shares of preferred stock and 1,800,000 shares of common stock valued at $5.00 each for a total of $11,000,000. A subscription receivable has been set up for 5,554,529 of the registered users ($5,554,529) because only 5,445,471 of the 11,000,000 registered users have been received as of December 31, 2000. In November 2000, the Company entered into a separate agreement with Speedy Click to promote Speedy Click in the Company's weekly email promotion. The agreement was for eight months beginning November 2000 through June 2001, at $50,000 per month for a total of $400,0000. The Company negotiated to have payments due the Company credited against the liability due Speedy Click. As of December 31, 2000, the Company was credited $100,000 against the liability due Speedy Click [See Note 8].

   For the period ended December 31, 1999:
      The Company issued 50,000,000 shares of common stock to founders for services valued at $39,000 and website software valued at $11,000, for a total of $50,000 or $.001 per share.

    The accompanying notes are an integral part of these financial statements.

                         BIDBAY.COM, INC.
                 [A Development Stage Company]

                 NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Bidbay.Com, Inc. ("the Company") was organized under the laws of the State of California on December 21, 1999. On March 3, 2000, the Company effected a change of domicile to Nevada. The company is considered to be in the development stage as defined in SFAS No. 7. The Company is engaging in the business of developing and marketing an internet auction site. The Company is marketing regional stores which would focus on auction activity within a specific region. The Company may also pursue other internet related business.

Proposed Public Stock Offering - The Company is proposing to make a public offering of 6,000,000 shares of its previously authorized but unissued common stock and 234,000 issued and outstanding shares owned by officers, directors, employees and a consultant of the Company. This offering is proposed to be registered with the Securities and Exchange Commission on Form SB-2. An offering price of $10 per share has been arbitrarily determined by the Company. The Company will pay a 15% commission if brokers are used in the offering, otherwise the offering will be managed by the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering estimated to be approximately $116,500.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment - Property and equipment are stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed for financial statement purposes on a straight-line basis over the estimated useful lives of the assets, which ranges from five to seven years.

Intangible Assets - Registered users database resulting from agreements negotiated by management are recorded at fair value of cash and total stock issued. Registered users database is amortized over 36 months on a straight-line basis which represents the estimated period of benefit [See Note 5].

Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No.
109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes.

Dividend Policy - The Company has not paid any dividends on common stock to date and does not anticipate paying dividends on common stock in the foreseeable future. The Company has declared dividends on preferred stock [See Note 11].

Revenue Recognition - Online transaction revenues are derived primarily from placement of "banners" on the Company's website. The Company also derives revenue from insertion of advertisers' banners in the Company's weekly emails to its registered users. Revenue is recognized in the periods when the advertising occurs.

                         BIDBAY.COM, INC.
                 [A Development Stage Company]

                 NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

The Company plans to begin charging users for listing items for auction. The user may enhance their listing through category placements, fonts, and similar graphics for additional costs. Listing Revenue will be recognized at the time of listing on the Company's website.

Earnings (Loss) Per Share - The Company accounts for earnings per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share", which requires the Company to present basic earnings (loss) per share and dilutive earnings (loss) per share when the effect is dilutive [See Note 16].

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Advertising - The Company recognizes advertising expense in accordance with SOP 93-7 "Reporting on Advertising Costs." As such, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the cost of communicating advertising in the period in which the advertising space is used. For the years ended December 31, 2000 and 1999 advertising costs amounted to $985,276 and $0, respectively.

Website Costs - The Company has adopted the provisions of EITF 00-2, "Accounting for Web Site Development Costs." Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset. The Company had purchased already existing software and had it adapted for its needs. As of December 31, 2000 the Company has capitalized a total of $19,000 of website costs. The Company did not incur any planning costs and did not record any research and development costs as of December 31, 2000.

Stock Based Compensation - The Company accounts for its stock based compensation in accordance with Statement of Financial Accounting Standard 123 "Accounting for Stock-Based Compensation". This statement establishes an accounting method based on the fair value of equity instruments awarded to employees as compensation. However, companies are permitted to continue applying previous accounting standards in the determination of net income with disclosure in the notes to the financial statements of the differences between previous accounting measurements and those formulated by the new accounting standard. The Company has adopted the disclosure only provisions of SFAS No. 123, accordingly, the Company has elected to determine net income using previous accounting standards. Stock issued to non-employees is valued based on the fair value of the services received or the fair value of the stock given up.

Promotional Inventory - The Company maintains inventory to be given away as prizes and awards for promotional activities. The
Company carries these items at the lower of cost or market.

Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB Statement No. 133 (an amendment of FASB Statement No. 133)", SFAS No. 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities - and Amendment of SFAS No. 133", SFAS No. 139, "Rescission of SFAS No. 53 and Amendment to SFAS No. 63, 89 and 21", and SFAS No. 140, "Accounting to Transfer and Servicing of Financial Assets and Extinguishment of Liabilities", were recently issued. SFAS No. 136, 137, 138, 139 and 140 have no current applicability to the Company or their effect on the financial statements would not have been significant.

                         BIDBAY.COM, INC.
                 [A Development Stage Company]

                 NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Internet Advertising - EITF No. 99-17 was recently issued. The Company's policy is to recognize revenue and expense at fair value from an advertising barter transaction only if the fair value of the advertising surrendered in the transaction is determinable based on the Company's historical practice of receiving cash, marketable securities, or other consideration that is readily convertible to a known amount of cash for similar advertising from buyers unrelated to the Company. If the fair value of the advertising surrendered in the barter transaction is not determinable, the barter transaction is recorded based on the carrying amount of the advertising surrendered, which is likely to be zero.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception, and has not yet achieved profitable operations. Further, the Company has current liabilities in excess of current assets. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is continuing to promote its website and plans to raise additional revenues through enhancement fees. Management further proposes to raise any necessary additional funds not provided by operations through loans and/or through additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 - PROMOTIONAL INVENTORY

The following is a summary of inventory (carried at the lower of cost or market value) as of December 31, 2000. The Company holds contests and giveaways for registered users of its site.
Promotional inventory has been acquired for the purpose of providing prizes and awards to winners of these contests and giveaways.

                                  December 31,
                          ------------------------------
                               2000            1999
                          --------------  --------------
  Promotional inventory   $       47,545  $            -
                          --------------  --------------
                          $       47,545  $            -
                          --------------  --------------

At December 31, 2000 management estimated that a reserve for inventory obsolescence was not necessary.

                        BIDBAY.COM, INC.
                [A Development Stage Company]

                NOTES TO FINANCIAL STATEMENTS

NOTE 4 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment - at cost, less accumulated depreciation as of December 31, 2000 and 1999:

                              2000              1999
                        ----------------  ------------------
Office and computer
  equipment             $        184,882  $                -
Leasehold
  improvements                    37,592                   -
Website, software,
  and website
  development                     19,000              11,000
                        ----------------  ------------------
                                 241,474              11,000
  Less:  accumulated
   depreciation                  (24,859)                (32)
                        ----------------  ------------------
                        $        216,615  $           10,968
                        ================  ==================

Depreciation expense for the years ended December 31, 2000 and 1999 amounted to $24,827 and $32 respectively.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of an electronic database of registered users which has been purchased. The Company entered into various agreements with Speedy Click [AKA Network Commerce, Inc.] to purchase a total of 11,000,000 registered users at the rate of $1.00 each for a total of $11,000,000. The Company has capitalized the costs associated with purchasing the registered users and has estimated their useful life to be 36 months. As of December 31, 2000, Speedy Click has delivered an estimated 5,445,471 registered users. The following schedule details the carrying value at each year end.

                                              December 31,
                                         -----------------------
                                         2000               1999
                                         -----------  ----------
  Registered users                       $ 5,445,471  $        -
  Less: accumulated amortization            (477,403)          -
                                         -----------  ----------
                                         $ 4,968,068  $        -
                                         ===========  ==========

Amortization expense for the year ended December 31, 2000
amounted to $477,403

NOTE 6 - RECEIVABLE / PAYABLE - RELATED PARTIES

Payable to related party - An officer/director/significant shareholder of the Company, and an entity related to him have made various advances to and from the Company. At December 31, 2000, the net amount owed the related parties was $394,475. The balance is non-interest bearing and payable on demand [See Note 13].

                          BIDBAY.COM, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 6 - RECEIVABLE / PAYABLE - RELATED PARTIES [Continued]

Related-party receivable - The Company entered into two agreements with Donald Dayer, a significant shareholder, relating to the development of the Company's business and the private placement of preferred stock. The shareholder is to receive a commission equal to 25% of funds raised through a Regulation D private placement. The shareholder is also to receive 29% from every dollar that is generated into the Company, whether it be in the form of revenue or capital investment up to a maximum of $1,500,000 [See Note 14]. At December 31, 2000, Mr. Dayer had earned $1,012,794 in commissions and $1,174,841 under the business development agreement. At December 31, 2000, Mr. Dayer had received 167,352 in excess of the amount owed him. The excess is shown as a receivable and will be offset against future payments due Mr. Dayer.

NOTE 7 - NOTES PAYABLE

	The Company has agreed to assume a note payable for a boat previously held by an officer of the Company. The boat was recorded as a promotional inventory item and remains on the books at December 31, 2000. The note payable was originally taken out in September 1997, approximately $29,500 financed, imputed interest rate of 10%, payments of $317 due monthly for 180 months. The Company assumed the payments on the note payable in May 2000. The aggregate annual maturities required on notes payable at December 31, 2000 are as follows:

           December 31,
     ----------------------
             2001                          $     1,204
             2002                                1,330
             2003                                1,469
             2004                                1,623
             2005 and thereafter                20,969
                                           -----------
             Total                              26,595
             Less Current Portion               (1,204)
                                           -----------
                                           $    25,391
                                           ===========

NOTE 8 - INSTALLMENT PAYABLE

The Company entered into several agreements with Speedy Click (AKA Network Commerce, Inc.), wherein Speedy Click was to provide a total of eleven million registered users at $1.00 each for a total purchase price of $11,000,000. Payment was to be paid in the form of $1,000,000 cash, 200,000 shares of preferred stock with an agreed upon value of $5.00 per share and 1,800,000 shares of common stock valued at $5.00 per share.

As of December 31, 2000, the Company paid $1,000,000 of this liability through issuance of 200,000 shares of preferred stock to Speedy Click at $5.00 a share. The Company paid $9,000,000 of this liability through the issuance of 1,800,000 shares of common stock to Speedy Click at $5.00 per share. The Company has paid cash of $419,013 and received an offsetting credit of $100,000 against a separate receivable due from Speedy Click [See Advertisement Agreement described later]. The balance due Speedy Click is $480,987 as of December 31, 2000.

                        BIDBAY.COM, INC.
                [A Development Stage Company]

                NOTES TO FINANCIAL STATEMENTS

NOTE 8 - INSTALLMENT PAYABLE [Continued]

Speedy Click has only delivered 5,445,471 of the 11,000,000 registered users at December 31, 2000. The Company has established a subscription receivable of $5,554,529 for the balance of the 11,000,000 registered users to be delivered. The Company is reflecting the balance due as a subscription receivable due to the fact that $10,000,000 of the Company's preferred and common stock has been issued to Speedy Click. Speedy Click is to pay for the stock through delivery of registered users. As the registered users are delivered, the registered users asset account will reflect the additional users and the subscription receivable account will be decreased. The subscription receivable is classified on the balance sheet as a reduction to stockholders' equity.

Advertisement Agreement - In November 2000, the Company entered into eight monthly agreements with Speedy Click wherein the Company will feature Speedy Click in its weekly newsletter to the Company's registered users. Each agreement is for $50,000 per month or a total of $400,000. The Company and Speedy Click agreed to offset the amount receivable under the advertisement agreement with amounts payable under the registered users agreement. As of December 31, 2000, $100,000 has been recorded as revenue and offset against the installment payable liability.

NOTE 9 - INVESTOR DEPOSITS

During the year ended December 31, 2000, the Company received proceeds from several non-accredited investors. The total number of non-accredited investors exceeded limitations of no more than thirty five non-accredited investors for a 506 regulation D offering. The non-accredited investors which exceeded the limit of thirty five were given the option of accepting a refund of their investments, purchasing common stock from the personal holdings of the Company's President, purchasing common stock from the personal holdings of a Company controlled by the Company's President, or providing documentation that the non-accredited investor is really an accredited investor. The Company has recorded the proceeds from the non-accredited investors which had not responded to the letters as a liability labeled Investor deposits in the financial statements at December 31, 2000. At December 31, 2000, the Company held funds in the amount of $137,800 from these non-accredited investors.

NOTE 10 - DEFERRED REVENUE

Speedy Click (AKA Network Commerce, Inc.) paid $120,000 for twelve monthly banner advertising campaigns and for the use of an online store in the BidBay shops. The agreement commenced July 12, 2000. At December 31, 2000, $65,000 of this amount is recorded as a deferred revenue item. The Company also received $57,500 from Switchboard.com during December 2000 for advertising and promotion to begin January 2001. These amounts comprise the deferred revenue of $122,500 at December 31, 2000.

NOTE 11 - CAPITAL STOCK

Preferred Stock - The Company authorized 10,000,000 shares of preferred stock, $.001 par value with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.

                        BIDBAY.COM, INC.
               [A Development Stage Company]

               NOTES TO FINANCIAL STATEMENTS

NOTE 11 - CAPITAL STOCK [Continued]

Convertible Redeemable Preferred Stock - The Company has designated shares of 10% convertible redeemable non-cumulative non-compounding preferred stock at a purchase price of $2.50 per share. The holders of the preferred stock are entitled to annual dividends once declared and approved by the Company's Board of Directors. The dividend is 25 cents per share per annum. Each share of preferred stock is convertible into one share of common stock. The Company has the right to cause a partial or complete redemption of the shares.

The Company has the option to redeem all or any portion of the preferred stock after June 15, 2000 by paying cash or shares of common stock of a publicly traded company having a market value equal to 110% of the original purchase price of the shares plus a non-cumulative non-compounded dividend at the rate of 10% per annum. The redemption price may be paid depending on the preferred stockholder, in cash, in shares of the common stock of a publicly traded company, or in any combination of both cash and stock. For the purpose of determining the number of shares of common stock to be issued in a redemption of the preferred stock, the following formula applies: If the common stock is immediately tradable on the date of the redemption, then the number of shares will be calculated based on the average last sale price of the stock on the five (5) trading days immediately preceding the date of the declaration of the redemption. If the common stock is restricted pursuant of Rule 144 of the Securities Act of 1933, as amended, with any holding period remaining, then the number of shares will be calculated based on 90% of the average last sale price of the stock on the five (5) trading days immediately preceding the date of the declaration of the redemption. The redemption right relates to all shares, as adjusted for stock splits, stock dividends and similar events.

The preferred stockholders may convert each share of preferred stock into one share of common stock at any time after the shares are issued. The Company does not have the right to require a conversion of the preferred stock to common stock.

Each share of the preferred stock has one vote to the same extent as the outstanding common stock. The common stock into which the preferred stock is convertible has the same voting right as the currently outstanding common stock.

During the year ended December 31, 2000, the Company issued
1,933,077 shares of preferred stock and received approximately
$4.33 million in proceeds from sale of its preferred stock.

Stock Subject to Potential Rescission - As discussed in Note 14, various states where the Company sold preferred stock could potentially bring claims and make allegations against the Company [See Note 14]. In the event these claims are successfully brought against the Company, the Company may be required to offer a rescission of the preferred stock purchase to all the purchasers who qualify under the claims. Accordingly, the Company has reclassified $4,332,693 in proceeds from stockholder's equity to stock subject to potential rescission to reflect this possibility.

Dividends - The Company declared a $.25 dividend on 1,933,077 shares of preferred stock for a total of $483,269. Preferred shareholders were given the option to receive a payment in the form of cash or common stock at the rate of $5.00 per share. During the year ended December 31, 2000, $7,356 was paid in cash and $237,957 was paid with 95,183 shares of common stock at $5.00 per share. The dividend was recorded as a liquidating dividend and reflected as a reduction to capital in excess of par value.

                         BIDBAY.COM, INC.
                 [A Development Stage Company]

                 NOTES TO FINANCIAL STATEMENTS

NOTE 11 - CAPITAL STOCK [Continued]

During the year ended December 31, 2000, the Company sold 1,733,077 shares of convertible preferred stock at $2.50 per share. Common stock sold during this time was sold at $5.00 per share. In accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Features on Contingently Adjustable Conversion," the Company recorded a dividend of $2.50 per share, or a total of $4,332,693. The dividend is considered a liquidating dividend due to the Company having no earnings to offset the dividend. Liquidating dividends are reflected as a reduction to capital in excess of par value.

Common Stock - The company authorized 100,000,000 shares of common stock, $.001 par value. During the year ended December
31, 2000, the Company made various issuances of common stock.
The issuances are as follows:

The Company issued common stock as an incentive to investors
purchasing the Company's preferred stock.   The incentive was a
ten percent common stock to preferred stock ratio. During the year ended December 31, 2000, the Company issued 173,308 shares of common stock as part of the preferred stock incentive.

During the year ended December 31, 2000, the Company issued 102,500 shares to employees, officers and directors for consultation, programming, or other services rendered valued at $512,500, or $5.00 per share. During the year ended December 31, 2000, the Company issued 126,150 shares of common stock for website promotional purposes. The value of the promotion activities was $630,750 or $5.00 per share.

In September and November, 2000, the Company issued a total of 1,800,000 shares of common stock for registered users valued at $9,000,000 or $5.00 per share.

During July 2000, the Company issued 60,000 shares of its common stock for cash proceeds of $300,000 or $5.00 per share.

During 2000, the Company issued a total of 95,183 shares of its common stock for dividends declared, valued at $475,912, on its preferred stock.

In December 1999, the Company issued 50,000,000 shares of common stock to founders of the Company for services rendered valued at $39,000 and website software valued at $11,000, for a total of $50,000, or $.001 per share.

                         BIDBAY.COM, INC.
                 [A Development Stage Company]

                 NOTES TO FINANCIAL STATEMENTS

NOTE 12 - STOCK OPTIONS

A summary of the status of the options granted under the 2000 stock option plan and other agreements at December 31, 2000 and 1999, and changes during the year and period then ended are presented in the table below:

                           2000                          1999
             -----------------------------  ----------------------------
                          Weighted Average              Weighted Average
             Shares       Exercise Price    Shares      Exercise Price
             ----------- -----------------  ----------- ----------------
Outstanding
 at beginning
 of period             - $               -            - $              -
Granted          251,000              5.00            -                -
Exercised              -                 -            -                -
Forfeited          2,000              5.00            -                -
Expired                -                 -            -                -
             ----------- -----------------  ----------- ----------------
Outstanding
 at end of
 period          249,000 $            5.00            - $              -
             ----------- -----------------  ----------- ----------------
Exercisable
 at end of
 period                - $               -            - $              -
             ----------- -----------------  ----------- ----------------
Weighted
 average
 fair value
 of options
 granted         251,000 $             .33            - $              -
             ----------- -----------------  ----------- ----------------

The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model, with the following weighted-average assumptions used for grants during the year ended December 31, 2000 and 1999: risk-free interest rate of 6.4% and 5.2%, respectively, expected dividend yield of zero, expected lives of ten years and expected volatility of 100% and N/A, respectively.

A summary of the status of the options outstanding under agreements at December 31, 2000 is presented below:

              Options Outstanding                 Options Exercisable
         --------------------------------------  -------------------------
                                       Weighted-
Range of             Weighted-Average  Average              Weighted-Average
Exercise Number      Remaining         Exercise   Number        Exercise
Prices   Outstanding Contractual Life  Price      Exercisable    Price
-------- ----------- ----------------- --------- -----------  -----------
$   5.00     249,000     10 years      $    5.00           -  $         -

                         BIDBAY.COM, INC.
                 [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 12 - STOCK OPTIONS [Continued]

The Company accounts for options agreements under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Had compensation cost for these options been determined, based on the fair value at the grant dates for awards under these agreements, consistent with the method prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the Company's net loss would have been the proforma amounts as indicated below:

                                     For the
                                    Years Ended          From Inception
                                   December 31,            Through
                          -----------------------------    December 31,
                           2000                1999         2000
                          --------------  -------------   ---------------
Net Loss
 available
 to common
 stockholders As reported $(11,031,166)   $    (39,032)    $ (11,070,198)
              Proforma    $(11,030,578)   $    (39,032)    $ (11,069,610)

Earnings per
 Share        As reported $      (.22)    $       (.00)    $        (.22)
              Proforma    $      (.22)    $       (.00)    $        (.22)

NOTE 13 - RELATED PARTY TRANSACTIONS

Business development costs - The Company entered into an agreement with Donald Dayer, a significant shareholder of the Company, for services related to the development of the Company's business. The agreement states that the shareholder is to receive twenty-nine percent (29%) of all funds received, whether in the form of revenue or capital investment, until $1,500,000 is paid to the shareholder. The $1,500,000 may be increased or decreased if both parties agree to the change. The Company has paid $1,174,841 to the shareholder during the year ended December 31, 2000.

Stock offering costs - The Company entered into an agreement with Donald Dayer, a significant shareholder, for services related to a Section 506 Regulation D offering. The agreement states the shareholder is to receive a commission of twenty five percent (25%) for all funds raised by him through the offering. The Company has paid $1,012,794 to Donald Dayer for the year ended December 31, 2000. These payments were offset against the proceeds from the offering.

As a result of the two agreements above, Donald Dayer received a total of 54% of the proceeds from the Regulation D stock offering.

Leases - The Company is renting property on a month to month basis from an officer of the Company or an entity related to him.
The following describes the underlying leases on the properties held by the related parties:

   The Company is making payments related to a lease agreement which has George Tannous and Affiliates (GTA), a related party, as the leasee. The lease agreement is for office space located at three locations in Tujunga California. The lease agreement is for five (5) years beginning on April 1, 1999 and ending March 31, 2004. Monthly payments are scheduled for $2,200 for the first 24 months and monthly payments of $2,400 for the remaining 36 months. The Company had expensed $21,275 for the year ended December 31, 2000.

                        BIDBAY.COM, INC.
                [A Development Stage Company]

                NOTES TO FINANCIAL STATEMENTS

NOTE 13 - RELATED PARTY TRANSACTIONS [continued]

   The Company is making payments related to a lease agreement which has George Tannous (GT), a related party, as the leasee. The lease agreement is for office space located in Las Vegas Nevada. The lease is for one (1) year beginning on October 26, 1999 and ending October 25, 2000. Payments are scheduled for $795 due monthly. The Company had expensed $3,409 for the year ended December 31, 2000.

   The Company is making payments related to a lease agreement which has GT, a related party, as the leasee. The lease agreement is for office space located in Tujunga California. The lease begins March 1, 2000 and ends February 28, 2001. Payments were scheduled for $700 due monthly. The Company had made one lump sum payment of $9,100 during the year ended December 31, 2000.

   The Company is making payments related to a lease agreement which has GT, a related party, as the leasee. The lease agreement is for storage space located in Tujunga California. The lease begins April 30, 2000 and ends April 20, 2001. Payments were scheduled for $50 due monthly. The Company had made one lump sum payment of $600 during the year ended December 31, 2000.

   The Company is making payments related to a lease agreement which has GTA, a related party, as the leasee. The lease agreement is for office space located in Westwood California. The lease begins September 10, 1999 and ends September 9, 2001. Payments were scheduled for $3,500 due monthly for the first twelve months and $4,625 due monthly for the last twelve months. The Company had expensed $40,047 during the year ended December 31, 2000.

Related Party Payable - During the year ended December 31, 2000, certain deposits for stock proceeds in the amount of $134,280 were deposited outside the Company accounts by GTA. Certain deposits for stock proceeds in the amount of $41,200 were deposited outside the Company accounts by an officer of the Company. The Company assumed a $30,000 liability from GTA. The Company advanced GTA and GT $17,000 and $127,000, respectively. The Company also paid $8,832 of GT expenses.

The Company received proceeds related to a 506 regulation D offering from approximately seventy non-accredited investors in excess of the allowed numbers. The Company gave these investors the option to have their money refunded or to purchase common stock from an officer or an entity related to the officer. The investors which choose to purchase common stock from the related parties totaled $(186,500). GT also advanced the company $(238,000). GT and GTA paid various Company expenses, including website costs, on behalf of the company which amounted to $(328,287).

The net effect of the above transactions is the $(394,475) owed to related parties. [See Note 6]

Compensation to officers - For the year ended December 31, 2000, the Company paid cash compensation to its officers totaling $128,458. The Company also issued 25,000 shares of common stock, valued at $5.00 per share, and options to purchase 88,000 shares of common stock at $5.00 per share to its officers.

Advertising Revenue and Agreements - The Company has entered into various agreements with an entity which is a shareholder of the Company including advertising agreements (Insertion Orders) [See note 8].

                        BIDBAY.COM, INC.
                [A Development Stage Company]

                NOTES TO FINANCIAL STATEMENTS

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Litigation - The Company has been named as a co-defendant in a lawsuit involving a former employee of the Company. The President, other business entities of the President and the Company have been named in the suit. The former employee alleged that the Company violated terms of an employment agreement by terminating employment without cause. The former employee made claims that the Company and its President made false accusation of racism and involvement in hate crimes of an undisclosed nature. The Company has filed suit against the same former employee alleging that the former employee gained illegal access to certain of the Company's proprietary intellectual information for the purpose of doing harm to the Company and to steal
customers from the Company.   The Company is in negotiations with
the former employee and is hopeful that a settlement can be reached [See Note 17].

Securities Litigation - On August 22, 2000, the State of Pennsylvania issued against BidBay.com, Inc. and Donald Dayer a summary order to cease and desist from offering and selling BidBay securities within the Commonwealth of Pennsylvania in violation of the Pennsylvania Securities Act of 1972. Pennsylvania claimed that the securities were sold by a person or persons who were not licensed to sell securities within the state. Pennsylvania further alleged that the Company had omitted material facts from its offering materials.

The Securities Commission, on December 31, 2000, filed a complaint alleging that BidBay, Dayer, and another individual continued to offer for sale the securities of BidBay in violation of the cease and desist order. Sales of BidBay securities were made to three Pennsylvania residents for a total of $25,000 in proceeds. Each violation could result in civil penalties not to exceed $10,000 plus court costs.

The Company has been conducting negotiations with the Securities Commission and subsequent to December 31, 2000, the Securities Commission proposed a Consent to Permanent Injunction which contained various conditions. The Company subsequently made a counter proposal [See Note 17].

Other Potential Securities Claims - The Company sold securities in approximately 30 different states pursuant to a Form D. The Company timely filed a Form D reporting this transaction to the SEC, and claimed exemption under Rule 506. A few states have made inquiries into the offering and the Company has supplied information as requested. Enforcement actions have been brought against the Company by the states of Pennsylvania (See Above) and Utah. In the Utah action, the Company entered into a stipulation that it had paid a commission to a person for the sale of securities who was not duly licensed to sell securities in the State of Utah. The Company paid a fine of $1,000 to the State of Utah. The possibility exists that each of the states where the Company sold securities could bring allegations against the Company similar to those brought by the states of Pennsylvania and Utah.

The Company disputes the following assertions, but it is possible that the issuance of shares described above may have violated provisions of the federal and state securities laws which may result in purchasers seeking to return their shares for cash. There can be no assurance that the SEC or applicable state authorities will not pursue any enforcement action. The Company has reclassified $4,332,693 in proceeds received from sale of preferred stock as preferred stock subject to potential rescission.

                         BIDBAY.COM, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 14 - COMMITMENTS AND CONTINGENCIES [Continued]

Based upon the best information available to the Company at this time, the Company has calculated a range of possible exposure that exists for the Company in light of the potential civil liabilities described above. Accordingly, in the event these disputed civil liabilities are successfully asserted, the Company could be liable to the shareholders, and to any shareholder that immediately purchased from these shareholders, in an approximate amount ranging from $25,000 up to $5.5 million, plus interest. The $5.5 million is based on the $4.3 million in proceeds plus approximately $1.2 million in proceeds which related parties received through private sales agreements. The foregoing range could be adjusted higher or lower depending upon adjustments to any of the referenced items and as any new information becomes available to the Company. The Company has not made any accrual or allowance for any potential claims in its financial statements.

Consultant Agreement - The company has entered into an agreement with Donald Dayer ("Dayer") wherein the Company has agreed to compensate Dayer one million five hundred thousand dollars for his assistance in developing the Company's business. The fee will be paid over time by Dayer receiving 29% from every dollar that is generated into the Company whether it be in the form of revenue or capital investment. The Company has also entered into an agreement with Dayer wherein Dayer would market preferred and/or common stock of the Company offered through a Regulation D offering. Dayer is to receive 25% on all sales made by him including any resales after initial sales. This agreement only applies to funds raised privately by the Company that are assisted by Dayer and do not apply to any future public stock offerings the Company may undertake.

Advertising Agreements - In its normal course of business, the Company enters into agreements to sell advertising as well as agreements to purchase advertising. These commitments are for varying lengths of time but generally no longer than six months.

Accrued Expenses - The Company has accrued potential penalties and interest on the delinquent payment of payroll taxes. The potential liabilities are reflected as part of accrued expenses on the face of the balance sheet as of December 31, 2000. The following is a summary of accrued expenses as of December 31, 2000:

     Accrued payroll payable                         $        9,178
     Federal payroll tax liabilities                        146,981
     State payroll tax liabilities                           20,189
     Estimated interest and penalties on delinquent
       payment of payroll taxes                              14,467
                                                     --------------
                                                     $      190,815
                                                     ==============

                        BIDBAY.COM, INC.
                [A Development Stage Company]

                NOTES TO FINANCIAL STATEMENTS

NOTE 15 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 Accounting for Income taxes. SFAS 109 requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards. At December 31, 2000, the total of all deferred tax assets was $2,467,464 and the total of the deferred tax liabilities was $0. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the deferred tax assets, the Company has established a valuation allowance of $2,467,464 as of December 31, 2000, which has been offset against the net deferred tax assets. The net change in the valuation allowance during the year ended December 31, 2000 amounted to approximately $2,467,464.

The components of income tax expense from continuing operations for the year ended December 31, 2000 consist of the following:
                                                     2000
                                                ---------------
Current income tax expense
 Federal                                        $            -
 State                                                       -
                                                ---------------
Net tax expense                                              -
                                                ---------------
Deferred tax expense (benefit) arising from:
  Excess of tax over financial
   accounting depreciation                      $      (145,750)
  Contribution carryover                                 (1,300)
  Reserve for litigation settlement                    (410,249)
  Deferred Income                                       (48,792)
  Valuation allowance                                 2,467,464
  Net operating loss carryforward                    (1,861,373)
                                                ---------------
  Net deferred tax expense                     $              -
                                                ===============

Deferred income tax expense results primarily from the reversal of temporary timing differences between tax and financial statement income.

A reconciliation of income tax expense at the federal statutory rate to income tax expense at the Company's effective rate is as follows:
                                                     2000
                                                ---------------
Computed tax at the expected statutory rate          34.00%
                                                ---------------
 State and local income taxes, net of
   federal benefit                                   5.83
 Other                                               (.13)
 Valuation allowance                               (39.70)
                                                ---------------
 Income tax expense                                     -
                                                ---------------

                        BIDBAY.COM, INC.
                [A Development Stage Company]

                NOTES TO FINANCIAL STATEMENTS

NOTE 15 - INCOME TAXES [Continued]

As of December 31, 2000 the Company has net tax operating loss
(NOL) carryforwards available to offset its future income tax liability of approximately $4,673,300 that expire in various years through 2020.

The temporary differences and carryforwards gave rise to the following deferred tax assets (liabilities) at December 31, 2000:

                                                    2000
                                                -------------
     Excess of tax over book accounting
       Depreciation                             $     145,750
     Net operating loss carryover                   1,861,373
     Contribution carryover                             1,300
     Deferred income                                   48,792
     Reserve for litigation settlement                410,249

NOTE 16 - EARNINGS (LOSS) PER SHARE

The following data show the amounts used in computing earnings
(loss) per share and the effect on income and the weighted average number of shares of dilutive potential common stock for the year ended December 31, 2000 and from inception on December 21, 1999 through December 31, 2000:

                                 For the                     From Inception
                                Year Ended                   on December 21,
                               December 31,                   1999 Through
                    ------------------------------------       December 31,
                            2000             1999                 2000
                    ------------------ ------------------  ------------------
Net (loss) available
 to common
 stockholders       $     (11,031,166) $          (39,032) $     (11,070,198)
                    ------------------ ------------------  ------------------
Weighted average
 number of common
 shares outstanding
 used in earnings
 (loss) per share
 during the period         50,674,640          50,000,000         50,656,697
                    ------------------ ------------------  ------------------

Dilutive earnings (loss) per share was not presented as its effect would be anti-dilutive.

                         BIDBAY.COM, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 17 - SUBSEQUENT EVENTS

Proposed Public Stock Offering - The Company is proposing to make a public offering of 6,000,000 shares of its previously authorized but unissued common stock and 234,000 shares previously issued and outstanding owned by officers, directors, employees and a consultant of the Company. This offering is proposed to be registered with the Securities and Exchange Commission on Form SB-2. An offering price of $10 per share has been arbitrarily determined by the Company. The Company will pay a 15% commission if brokers are used in the offering, otherwise the offering will be managed by officers of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering estimated to be approximately $116,500.

Stock Issuances - During January through March 2001, the Company issued 46,000 shares of preferred stock and 4,600 shares of common stock for $115,000 cash, or $2.50 per unit. Each unit consists of one share of preferred stock and one tenth share of common stock. The Company also issued 2,300 shares of common stock as a stock dividend relating to the 46,000 shares of preferred stock.

In January 2001, the Company issued 8,200 shares of its common stock for services rendered valued at $41,000, or $5.00 per share.

Litigation - During April 2001, the Company has negotiated a settlement with a former employee regarding litigation against and by the Company. Although the agreement is not yet signed, the Company expects the settlement to include the Company paying $30,000 and issuing 100,000 shares of common stock valued at $1,000,000 or $10.00 per share to the former employee. The Company also expects to receive the rights to two websites currently operated by the former employee. The Company has recorded a contingent liability in the amount of $1,030,000.

In March 2001, the Company submitted a counter proposal to the Pennsylvania Securities Commission to settle litigation pending in the Commonwealth of Pennsylvania. The counter proposal included the Company paying $3,000 in civil penalties, $4,000 in court costs and offering rescission to the Pennsylvania residents who bought the Company's securities. The potential cost related to the rescission offer would be $25,000 plus six percent interest. The Commonwealth Court has not yet approved the proposals and accordingly the settlement is still subject to change. The Company has included $25,000 in investor deposits liability for the possible rescission of these stock issuances.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
            ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with BidBay.com's accountants since the formation of BidBay.com required to be disclosed pursuant to Item 304 of Regulation
S-B.

                        LEGAL OPINION

The validity of the issuance of shares of BidBay.com's common stock offered hereby has been passed upon for BidBay.com by Cane & Company, located in Las Vegas, Nevada.

                           EXPERTS

The audited financial statements of BidBay.com. at December
31, 2000, and for the period then ended appearing in this prospectus and registration statement have been audited by Pritchett, Siler & Hardy, P.C., Certified Public
Accountants, and are included in reliance upon such reports given upon the authority of Pritchett, Siler & Hardy, P.C.
as experts in accounting and auditing.

         WHERE CAN YOU FIND ADDITIONAL INFORMATION

A registration statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in the prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.
For further information with respect to BidBay.com and the shares offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. You may also obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a site on the world wide web at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.



Until _________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the Offering. If given or made, such information or representation must not be relied upon as having been authorized by the

Company or any of the
Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

           INDEMNIFICATION OF DIRECTORS AND OFFICERS

BidBay.com's Articles of Incorporation eliminate, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duties. The Articles of Incorporation do not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Nevada Corporate Code or (iv) for any transaction from which the director derived an improper personal benefit.

BidBay.com's Bylaws provide that BidBay.com shall indemnify its directors, officers, employees, and against to the fullest extent permitted under the laws of the state of Nevada. In addition, BidBay.com has entered or will enter into indemnification agreements with its directors and officers that provide for indemnification in addition to the indemnification provided in BidBay.com's Bylaws. The indemnification agreements contain provisions that may require BidBay.com, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of BidBay.com or other entities to which they provide service at the request of BidBay.com and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. BidBay.com believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. BidBay.com will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which BidBay.com is required to indemnify them, subject to certain exclusions.

         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

BidBay.com will pay all expenses in connection with the registration and sale of the shares but will not pay selling commissions or discounts allocable to sales of shares by selling stockholders or any other fees in connection with the sale of such shares. The estimated expenses of issuance and distribution are set forth below.

Registration fees                                     $     16,500
Transfer agent fees                 Approximately            2,000
Costs of printing and engraving     Approximately            5,000
Selling Commissions (if incurred)   Approximately        9,000,000
Legal and accounting fees           Approximately           88,000
Standard & Poors Listing            Approximately            5,000

          RECENT SALES OF UNREGISTERED SECURITIES

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation SB, except for the following. It is possible that some of the distributions described below were in violation of applicable securities laws. For a discussion of those possible violations, see section "Possible Violation of Securities Laws" herein.

During December 1999, in connection with its organization, the Company issued 50,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for services rendered valued at $50,000 (or $.001 per share). The transaction was an isolated transaction with three persons having close affiliations with either the Company or with an officer of the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering. George Tannous and Donald Dayer each received 10,000,000 of the shares and George Tannous & Affiliates received 30,000,000 of the shares.

From February, 2000, through January, 2001, BidBay.com sold 1,788,077 shares of preferred stock to an aggregate of 402 individual investors at the price of $2.50 per share. Each investor in the offering was also offered a premium equal to 10% of the amount invested which could be received in cash or in BidBay.com common shares at the election of the investor. 1,788,077 shares of BidBay.com common stock were issued as premium shares in connection with the offering at a price of $2.50 per share. In the opinion of management the offering was exempt from registration under the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933. The offering was solicited by Mr. Donald Dayer who acted as an independent contractor for BidBay.com. He contacted potential investors by telephone. He had reason to believe all persons contacted had accredited investor status. Management reasonably believes the offering was sold to a total of 33 investors as that number is calculated pursuant to Rule 501(e). Management reasonably believed immediately before the investment by each investor that the investor was either accredited or the investor either alone or together with a purchaser representative had knowledge and experience in financial and business matters capable of evaluating the merits and risk of the investment. In the opinion of management there was no general solicitation or general advertising used in connection with the offering. Offering materials were distributed and a Form D describing the offering was filed.

In connection with the private offering discussed in the preceding paragraph, it came to the attention of management that BidBay.com had received offering proceeds totaling
$283,174 from 70 investors who did not qualify to be investors under the terms of the offering. Management decided BidBay.com had to rescind its acceptance of their subscription agreements. In or around August, 2000, BidBay.com mailed a rescission offer to these investors offering a return of their investment proceeds. If investors did not accept the rescission, they could receive common stock owned by Mr. George Tannous on a one for one basis. Mr. Tannous did not own any preferred stock that could be exchanged. Since the preferred had been purchased for $2.50 per share, the exchange was valued at 2.50 per share. In the opinion of management the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The investors were closely connected with BidBay.com as prior shareholders and to each other as fellow shareholders. The offering was unique and for a special purpose. The size of the offering was insubstantial and did not use the machinery of a public distribution. Even though common stock was exchanged for preferred stock, it was the decision of the investors to do so after having turned down a cash reimbursement for the preferred stock purchase.

During March to December, 2000, the Company issued 102,500 shares of its previously authorized, but unissued common stock. The shares were issued to employees of BidBay.com for services rendered to BidBay.com valued at $512,501 or $5.00 per share. The transaction was an isolated transaction with persons having a close affiliation with the Company and was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Act because of not being part of a public offering. The offering was for a limited purpose and did not use the machinery of public distribution.

During June 2000, the Company issued 126,150 shares of its previously authorized, but unissued common stock. The shares were issued to persons who had visited the website of BidBay.com or had otherwise used the services of BidBay.com in the past. The shares were issued in a promotional giveaway at the rate of 5 shares person or to a total of 25,230 persons. The shares were valued at $5.00 per share. In the opinion of management the transaction was not subject to the registration requirements under the Securities Act of 1933 because it did not constitute an offer or sale of securities pursuant to Section 5 of the Act.

During July 2000, the Company issued 60,000 common shares of its previously authorized, but unissued common stock. The shares were issued for cash of $300,000 or $5.00 per share to Network Commerce dba Speedy Click. The transaction was an isolated transaction with one company which has a close business relationship with the Company and was exempt from registration under the Securities Act of 1933 pursuant to
Section 4(2) of the Act because of not being part of a public offering. The offering was for a limited purpose and did not use the machinery of public distribution.

Beginning in August 2000, the Company issued 97,933 shares of its previously authorized, but unissued common stock.
The shares were issued by the board of directors as a dividend on preferred stock of BidBay.com which had been sold in the 506 offering commencing in February, 2000, and was outstanding at that time. The shares were valued at $5.00 per share. In the opinion of management the transaction was not subject to the registration requirements of the Securities Act of 1933 because it did not constitute an offer or sale of securities pursuant to Section 5 of the Act.

During September, 2000, the Company issued 800,000 common shares of its previously authorized, but unissued common stock. The shares were valued at $5.00 per share and were issued in satisfaction of an installment payment obligation to Network Commerce dba Speedy Click. The transaction was an isolated transaction with one business which has a close business relationship with the Company and was exempt from registration under the Securities Act of 1933 pursuant to
Section 4(2) of the Act because of not being part of a public offering. The offering was for a limited purpose and did not use the machinery of public distribution.

During November, 2000, the Company issued 1,000,000 common shares of its previously authorized, but unissued common stock. The shares were valued at $5.00 per share and were issued in satisfaction of an installment payment obligation to Network Commerce dba Speedy Click. The transaction was an isolated transaction with one entity which has a close business relationship with the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering. The offering was for a limited purpose and did not use the machinery of public distribution.

During December, 2000, the Company issued 200,000 preferred shares of its previously authorized, but unissued preferred stock. The shares were valued at $5.00 per share and were issued in satisfaction of an installment payment obligation to Network Commerce dba Speedy

Click. The transaction was an
isolated transaction with one enitity having a close affiliation with the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering. The offering was for a limited purpose and did not use the machinery of public distribution.

During the first calendar quarter of 2001, the Company issued 8,200 shares of its previously authorized, but unissued common stock. The shares were issued to six employees of BidBay.com for services rendered to BidBay.com valued at $82,000 or $10.00 per share. The transaction was an isolated transaction with persons having a close affiliation with the Company and was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Act because of not being part of a public offering. The offering was for a limited purpose and did not use the machinery of public distribution.

During the second calendar quarter of 2001, the Company issued 6,000 shares of its previously authorized, but unissued common stock. The shares were issued to one person in exchange for two websites valued at $60,000 or $10.00 per share. The transaction was an isolated transaction and was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Act because of not being part of a public offering. The offering was for a limited purpose and did not use the machinery of public distribution.

During the second calendar quarter of 2001, the Company issued 100,000 shares of its previously authorized, but unissued common stock. The shares were issued to one person who was a former employee of the Company in settlement of a contingent liability valued at $1,000,000 or $10.00 per share. The transaction was an isolated transaction with a person having a close affiliation with the Company and was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Act because of not being part of a public offering. The offering was for a limited purpose and did not use the machinery of public distribution.

During the second calendar quarter of 2001, the Company issued 8,000 shares of its previously authorized, but unissued common stock. The shares were issued to one person who was a holder of preferred shares of the Company. The shares were converted into common shares pursuant to a conversion feature of the preferred shares. The transaction was an isolated transaction with a person who was already a shareholder of the Company and was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Act because of not being part of a public offering.

                           EXHIBITS

Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.

3.1  Articles of Incorporation(1)
3.2  By-Laws(1)
4.1  Share Certificate(1)
5.1  Opinion of Cane & Company, LLC, with consent to use (1)
10.1 Material Contract - Speedyclick.com Services Agreement(1)
10.2 Material Contract - Letter of Agreement(1)
10.3 Material Contract - Business Development Agreement(1)
23.1 Consent of Pritchett, Siler & Hardy, P.C., Certified Public Accountants

(1)  Previously filed as an exhibit to the Company's Form
SB-2 on January 16, 2001.


                    UNDERTAKINGS

BidBay.com will:

   (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration to:
   (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
   (iii) Include any additional or changed material information on the plan of distribution.
   (2)   For determining liability under the Securities
Act, treat each post-effective amendment as anew registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
   (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
  If an underwriter is used in the offering, BidBay.com will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
  Insofar as indemnification for liabilities arising under the Securities act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

	In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it ahs reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Tujunga, California, on October 8, 2001.

                             BidBay.com, Inc., a Nevada
                             corporation

                             By: /s/ George Tannous
                                ------------------------
                                George Tannous
                                Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


                                 /s/ George Tannous
                                ------------------------
                                George Tannous
                                Principal Executive Officer
                                Principal Accounting Officer
                                October 8, 2001

                                /s/ Yvonne Van Hoek
                                ------------------------
                                Yvonne Van Hoek
                                Director
                                October 8, 2001

                                /s/ Wester Cooley
                                ------------------------
                                Wester Cooley
                                Director
                                October 8, 2001

                                /s/ Fredrick Grossi
                                ------------------------
                                Fredrick Grossi
                                Principal Financial Officer
                                October 8, 2001